                                 ______________

                      AGREEMENT AND PLAN OF REORGANIZATION


                                 by and between


                              MICHAEL FOODS, INC.,

                           NORTH STAR UNIVERSAL, INC.

                                       and

                                 NSU MERGER CO.

                                 ______________







                                 ______________

                                December 21, 1995
                                 ______________

                                TABLE OF CONTENTS

                                                                        Page No.
ARTICLE 1. Definitions and Preliminary Transactions . . . . . . . . . . . . . 2

     1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2   Distribution of Spinco Common Stock. . . . . . . . . . . . . . . . 7
     1.3   Reverse Stock Split. . . . . . . . . . . . . . . . . . . . . . . . 7
     1.4   No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . 8
     1.5   NSU Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . 8
     1.6   NSU Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 2. Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     2.1   Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2   Effect on Michael Capital Stock and
           Merger Sub Capital Stock . . . . . . . . . . . . . . . . . . . . .10
     2.3   Rights of Holders of Michael Capital Stock . . . . . . . . . . . .10
     2.4   Procedure for Exchange of Stock. . . . . . . . . . . . . . . . . .11

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF MICHAEL. . . . . . . . . . . . .14

     3.1   Organization and Qualification . . . . . . . . . . . . . . . . . .14
     3.2   Authority Relative to this Agreement; Non-Contravention. . . . . .14
     3.3   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.4   Exchange Act Reports . . . . . . . . . . . . . . . . . . . . . . .15
     3.5   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.6   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.7   No Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . .16
     3.8   Prospectus/Proxy Statement . . . . . . . . . . . . . . . . . . . .16
     3.9   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF NSU. . . . . . . . . . . . . . .17

     4.1   Organization and Qualification . . . . . . . . . . . . . . . . . .17
     4.2   Authority Relative to this Agreement; Non-Contravention. . . . . .17
     4.3   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.4   Exchange Act Reports . . . . . . . . . . . . . . . . . . . . . . .19
     4.5   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.6   Absence of Certain Developments. . . . . . . . . . . . . . . . . .19
     4.7   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     4.8   No Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . .20
     4.9   Prospectus/Proxy Statement . . . . . . . . . . . . . . . . . . . .20
     4.10  Validity of the Surviving Corporation Common Stock . . . . . . . .20



     4.11  Ownership of Michael Common Stock. . . . . . . . . . . . . . . . .21
     4.12  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     4.13  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE 5. CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . .21

     5.1   Conduct of Business by NSU . . . . . . . . . . . . . . . . . . . .21
     5.2   Conduct of Business by Michael . . . . . . . . . . . . . . . . . .22

ARTICLE 6. ADDITIONAL COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . .22

     6.1   Governmental Filings . . . . . . . . . . . . . . . . . . . . . . .22
     6.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     6.3   Access to Information; Confidentiality . . . . . . . . . . . . . .23
     6.4   Registration Statement . . . . . . . . . . . . . . . . . . . . . .23
     6.5   Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . .25
     6.6   Michael Stock Plans. . . . . . . . . . . . . . . . . . . . . . . .25
     6.7   Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . .25
     6.8   Directors and Officers Insurance . . . . . . . . . . . . . . . . .25
     6.9   Securities Reports . . . . . . . . . . . . . . . . . . . . . . . .26
     6.10  Stock Listing. . . . . . . . . . . . . . . . . . . . . . . . . . .26
     6.11  Shareholder Approvals. . . . . . . . . . . . . . . . . . . . . . .26
     6.12  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . .26
     6.13  Failure to Fulfill Conditions. . . . . . . . . . . . . . . . . . .27
     6.14  Tax Ruling or Opinion. . . . . . . . . . . . . . . . . . . . . . .27
     6.15  Resignations and Election of Directors . . . . . . . . . . . . . .27
     6.16  Orderly Disposition and Registration
           Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . .27
     6.17  Shareholder Vote . . . . . . . . . . . . . . . . . . . . . . . . .27
     6.18  Filing of Reports Necessary for use of Rule 145. . . . . . . . . .28
     6.19  Notification of Certain Matters. . . . . . . . . . . . . . . . . .28
     6.20  Notification of Anticipated NSU Net Indebtedness . . . . . . . . .29
     6.21  Distribution Agreement . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE 7. CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

     7.1   Conditions to Obligations of Each Party. . . . . . . . . . . . . .29
     7.2   Additional Conditions to Obligation of NSU . . . . . . . . . . . .31
     7.3   Additional Conditions to Obligation of Michael . . . . . . . . . .32


ARTICLE 8. TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . .34

     8.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.2   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .34
     8.3   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     8.4   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 9. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .36

     9.1   Public Statements. . . . . . . . . . . . . . . . . . . . . . . . .36
     9.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     9.3   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.4   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.5   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     9.6   Non-Survival of Representations, Warranties
           and Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.7   Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.8   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.9   Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . .38

ARTICLE 10. DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . .38
     10.1  Mediation and Binding Arbitration. . . . . . . . . . . . . . . . .38
     10.2  Initiation . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     10.3  Submission to Mediation. . . . . . . . . . . . . . . . . . . . . .39
     10.4  Selection of Mediator. . . . . . . . . . . . . . . . . . . . . . .39
     10.5  Mediation and Arbitration. . . . . . . . . . . . . . . . . . . . .39
     10.6  Selection of Arbitrators . . . . . . . . . . . . . . . . . . . . .39
     10.7  Cost of Arbitration. . . . . . . . . . . . . . . . . . . . . . . .40

EXHIBITS

Exhibit A -    Discount Factor
Exhibit B -    Form of Certificate of Merger
Exhibit C -    Form of Distribution Agreement
Exhibit D -    Form of New Articles
Exhibit E -    Form of Orderly Disposition and
               Registration Rights Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION dated December 21, 1995, by and between MICHAEL FOODS, INC., a Delaware corporation ("Michael"), NORTH STAR UNIVERSAL, INC., a Minnesota corporation ("NSU"), and NSU MERGER CO., a Delaware corporation and a wholly-owned subsidiary of NSU ("Merger Sub")


                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Michael and NSU have determined that it is in the best interests of Michael and NSU and their respective shareholders to consummate the merger (the "Merger") of Merger Sub, a newly-formed subsidiary of NSU, with and into Michael with Michael as the surviving corporation;

     WHEREAS, Michael and NSU desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, as a condition of the Merger, Michael requires that NSU distribute and NSU is willing to distribute immediately after the Merger to NSU shareholders of record prior to the Merger, all of the capital stock of a newly incorporated wholly owned subsidiary, to which, prior to the Merger, all of the assets of NSU will be assigned, contributed or otherwise transferred other than
(i) the shares of Merger Sub, (ii) the shares of Michael Common Stock (defined below) owned by NSU on the date hereof, (iii) cash held by NSU, and (iv) certain other assets as the parties mutually agree, and that NSU be released from, or mutually acceptable adequate provisions be made for, all liabilities and obligations other than as mutually agreed by the parties, so that, after giving effect to the Merger and such distribution, the business and operations of NSU after the Merger will be the business and operations of Michael;

     WHEREAS, the distribution contemplated by the previous WHEREAS clause will be made in accordance with the Distribution Agreement (as defined below);

     WHEREAS, as a further condition of the Merger, Michael requires and NSU is willing to reduce the number of outstanding shares of NSU Common Stock (as defined below) to an amount equal to the number of shares of Michael Common Stock owned by NSU less a number of shares determined by formula to reflect the amount of the liabilities retained by NSU at the time of the Merger net of the cash retained by NSU at the time of the Merger; and

     WHEREAS, Michael is requiring such reduction in the number of outstanding shares of NSU Common Stock so that each share of Michael Common Stock will be exchangeable for one share of the Surviving Corporation Common Stock (as defined below) after the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                    DEFINITIONS AND PRELIMINARY TRANSACTIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     AFFILIATE: as defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

     ANTICIPATED NSU NET INDEBTEDNESS:  as defined in Section 6.20.

     AVERAGE PRICE OF MICHAEL COMMON STOCK: the average closing sales price per share of Michael Common Stock reported on the NASDAQ-NMS as published by THE WALL STREET JOURNAL during the twenty (20) trading days ending on the third trading day immediately preceding the Effective Date.

     CERTIFICATE OF MERGER: the Certificate of Merger in substantially the form of Exhibit B hereto.

     CODE: the Internal Revenue Code of 1986, as amended, or any successor legislation.

     CONTINUING OPTIONS:  as defined in Section 2.2(b).

     CREDIT AGREEMENT: the Credit Agreement between NSU and First Bank National Association, a national banking association, including any amendments thereto, and any replacement credit agreement or facility.

     DISCOUNT FACTOR: the factor determined in accordance with the table in Exhibit A based on the amount of the NSU Net Assumed Liabilities at the Effective Time.

     DISSENTING SHARES:  as defined in Section 1.5.

     DISSENTING SHARES HOLDBACK: shall be an amount mutually agreed upon by NSU and Michael based on the number of Dissenting Shares for which such Liability has not been paid by the Effective Date plus a reasonable amount to assure that the Surviving Corporation will not incur any Liability with respect to such Dissenting Shares in excess of the amount mutually agreed by Michael and NSU.

     DISTRIBUTION: the distribution, on the Distribution Date, of all of the outstanding shares of Spinco Common Stock by NSU to the holders of record of NSU Common Stock on the Distribution Record Date, which distribution shall be deemed to have been effected by NSU upon delivery by NSU to the distribution agent of an instruction directing the distribution agent to effect the distribution of the Spinco Common Stock in accordance with Section 3.03 of the Distribution Agreement and such distribution shall not be effected nor deemed to have been effected until after the Effective Time.

     DISTRIBUTION AGREEMENT: the Distribution Agreement between NSU and Spinco in substantially the form of Exhibit C hereto.

     DISTRIBUTION DATE: the Effective Date; provided, however, that the Distribution shall not occur until after the Effective Time of the Merger.

     DISTRIBUTION RECORD DATE: the close of business on the date to be determined by the NSU Board as the record date for the Distribution, which date shall be prior to the Effective Date.

     DGCL:  the Delaware General Corporation Law, as amended.

     EFFECTIVE DATE:  as defined in Section 2.1(d).

     EFFECTIVE TIME:  as defined in Section 2.1(d).

     EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

     EXCHANGE AGENT:  as defined in Section 2.4(a).

     EXCHANGE FUND:  as defined in Section 2.4(c).

     EXCHANGE RATIO:  as defined in Section 2.2(a).

     GAAP:  generally accepted accounting principles.

     HSR ACT: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     IRS:  the Internal Revenue Service.

     LIABILITIES: any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     MATERIAL ADVERSE EFFECT: with respect to an entity means any condition, event, change or occurrence that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

     MBCA:  Minnesota Business Corporation Act, as amended.

     MERGER:  as defined in the preambles of this Agreement.

     MICHAEL 10-K REPORTS:  as defined in Section 3.4.

     MICHAEL 10-Q REPORTS:  as defined in Section 3.4.

     MICHAEL BOARD:  the Board of Directors of Michael.

     MICHAEL COMMON STOCK: the common stock, par value $.01 per share, of Michael.

     MICHAEL STOCK PLANS:  as defined in Section 2.2(b).

     MICHAEL SUBSIDIARY:  as defined in Section 3.5.

     NASDAQ-NMS:  the NASDAQ National Market System.

     NEW ARTICLES: the amended and restated articles of incorporation of NSU in substantially the form of Exhibit D hereto which will be effective on the Effective Date.

     NSU 10-K REPORTS:  as defined in Section 4.4.

     NSU 10-Q REPORTS:  as defined in Section 4.4.

     NSU ASSUMED LIABILITIES: the NSU Indebtedness and the NSU Retained Liabilities.

     NSU BOARD:  the Board of Directors of NSU prior to the Merger Effective
Date.

     NSU COMMON STOCK: the Common Stock, par value $1.00 per share, of NSU, prior to the Merger Effective Date.

     NSU INDEBTEDNESS: indebtedness (principal and accrued interest) represented by NSU's outstanding subordinated debentures and subordinated extendable and fixed time certificates and the NSU indebtedness (principal and accrued interest) owing pursuant to the Credit Agreement.

     NSU NET ASSUMED LIABILITIES: an amount equal to (i) the NSU Indebtedness as of the Effective Time plus the amount of the Dissenting Shares Holdback, less
(ii) the amount of cash included in the NSU Retained Assets as of the Effective Time, provided that such amount shall be no less than $25,000,000 and no more than $38,000,000.

     NSU OPTIONS:  as defined in Section 1.6.

     NSU STOCK OPTION PLANS:  as defined in Section 1.6.

     NSU SUBSIDIARY:  as defined in Section 4.5.

     NSU RETAINED ASSETS:  the following assets:

          (i) such amount of cash as NSU may, in its sole discretion, determine to hold at the Effective Time;

          (ii) 7,354,950 shares of Michael Common Stock owned by NSU as of the date of this Agreement;

          (iii)     the capital stock of Merger Sub;

          (iv) the rights of NSU under this Agreement, the Distribution Agreement and the Orderly Disposition and Registration Rights Agreement; and

          (v) any and all net operating loss carryforwards and other Tax attributes properly allocable to NSU following the Effective Date in accordance with the relevant provisions of the Code.

     NSU RETAINED LIABILITIES:  the following Liabilities:

          (i) any Liability arising from any NSU shareholders who have effectively dissented from the NSU shareholder action in connection with the Merger and the Distribution in accordance with Sections 471 and 473 of the MBCA;

          (ii) any Liability of NSU (Surviving Corporation) under the Distribution Agreement arising after the Effective Date;

          (iii) any Liability of NSU (Surviving Corporation) under this Agreement after the Effective Date; and

          (iv) any Liability of NSU (Surviving Corporation) under the Orderly Disposition and Registration Rights Agreement arising after the Effective Date.

     NSU TRANSFERRED ASSETS:  all assets of NSU other than the NSU Retained
Assets.

     NSU TRANSFERRED LIABILITIES: all Liabilities of NSU (i) arising at any time prior to the Effective Date other than the NSU Assumed Liabilities, or (ii) arising as a result of the Distribution (other than any liability of NSU for Taxes resulting from a breach of Section 2.07 of the Distribution Agreement by NSU (Surviving Corporation) after the Effective Date).

     ORDERLY DISPOSITION AND REGISTRATION RIGHTS AGREEMENT: the Orderly Disposition and Registration Rights Agreement dated the date hereof between NSU and certain shareholders of NSU in the form of Exhibit E hereto.

     PROSPECTUS/PROXY STATEMENT:  as defined in Section 6.4.

     REGISTRATION STATEMENT:  as defined in Section 6.4.

     REPURCHASED MICHAEL COMMON STOCK: the number of shares of Michael Common Stock owned by NSU equal to (i) the NSU Net Assumed Liabilities, divided by (ii) the product of the Discount Factor multiplied by the Average Price of Michael Common Stock.

     REQUISITE MICHAEL SHAREHOLDER VOTE:  as defined in Section 3.2.

     REQUISITE NSU SHAREHOLDER VOTE:  as defined in Section 4.2.

     REVERSE STOCK SPLIT:  as defined in Section 1.3.

     SEC:  the Securities and Exchange Commission.

     SECURITIES ACT:  the Securities Act of 1933, as amended.

     SPINCO: the wholly owned subsidiary of NSU to which NSU will transfer the NSU Transferred Assets and the NSU Transferred Liabilities.

     SPINCO COMMON STOCK: the Common Stock, par value $.01 per share, of Spinco.

     SUBSIDIARY: with respect to any entity shall mean each corporation in which such entity owns directly or indirectly fifty percent or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

     SURVIVING CORPORATION:  as defined in Article 2.

     SURVIVING CORPORATION COMMON STOCK: the common stock, par value $.01 per share, of the Surviving Corporation.

     TAXES: any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

     1.2  DISTRIBUTION OF SPINCO COMMON STOCK.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and the conditions set forth in Article 7 shall have been fulfilled or waived,

          (i) NSU shall, prior to the Effective Date, contribute to Spinco all of the NSU Transferred Assets in accordance with the Distribution Agreement;

          (ii) NSU shall use all reasonable efforts to obtain releases from, cause Spinco to assume, indemnify NSU and Merger Sub from or, in accordance with the terms of the Distribution Agreement, otherwise provide for the payment or recovery by NSU or Merger Sub with respect to the NSU Transferred Liabilities; and

          (iii) NSU shall declare the Distribution to NSU shareholders of record on the Distribution Record Date which shall be payable conditioned only upon the Merger on the Distribution Date.

     (b) The Distribution will be effected in accordance with the terms of the Distribution Agreement, which will also govern the relative rights and obligations of Spinco and the Surviving Corporation after the Merger. NSU shall cause the Distribution to be conducted in accordance with all applicable federal and state securities laws.

     1.3 REVERSE STOCK SPLIT. Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and the conditions set forth in
Article 7 have been fulfilled or waived, NSU shall authorize and effect a combination of the outstanding NSU Common Stock in the form of a reverse stock split (the "Reverse Stock Split") effective on the Effective Date and immediately prior to the Effective Time so that, immediately prior to the Effective Time and after giving effect to the Reverse Stock Split, the aggregate number of shares of NSU Common Stock outstanding on a fully diluted basis (excluding any Dissenting Shares) is equal to: (i) the number of shares of Michael Common Stock then owned directly or beneficially by NSU, less (ii) the number of shares of Repurchased Michael Common Stock.

     1.4 NO FRACTIONAL SHARES. No fractional shares of the Surviving Corporation Common Stock, and no certificates representing such fractional shares, shall be issued in connection with the Reverse Stock Split. In lieu of any fractional share, the Surviving Corporation shall pay to each holder of NSU Common Stock subject to the Reverse Stock Split who otherwise would be entitled to receive a fractional share of NSU Common Stock as a result of the Reverse Stock Split an amount of cash (without interest) determined by multiplying (a) the Average Price of Michael Common Stock times (b) the fractional share interest to which such holder would otherwise be entitled. The payment for fractional shares shall be made upon the surrender for exchange of certificates representing NSU Common Stock which were subject to the Reverse Stock Split.

     1.5 NSU DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of NSU Common Stock that are issued and outstanding on the record date for the meeting of NSU shareholders referred to in Section 6.11 and which are held by NSU shareholders who shall have effectively dissented from the NSU shareholder action with respect to the Distribution in accordance with the MBCA (the "Dissenting Shares") shall not be converted into shares of the Surviving Corporation, shall not be subject to the Reverse Stock Split and shall not be entitled to the Distribution, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its, his or her right to appraisal and payment under the MBCA. The Dissenting Shares shall have only those rights granted to dissenting shares under the MBCA.

     1.6 NSU STOCK OPTION PLANS. NSU shall cause all options (the "NSU Options") outstanding under the 1986 Incentive Stock Option Plan of NSU, the 1986 Non-Qualified Stock Option Plan of NSU, the 1988 Nonqualified Stock Option Plan of NSU (the "NSU Stock Option Plans") or otherwise disclosed in Schedule
4.3 to be cancelled or exercised prior to the Effective Time. At or prior to the Effective Time, all of the NSU Stock Option Plans shall be terminated.

                                    ARTICLE 2

                                     MERGER

     Subject to the satisfaction or waiver of the conditions set forth in
Article 7, on a date mutually satisfactory to the parties as soon as practicable following satisfaction or waiver of such conditions, (i) Merger Sub will merge with and into Michael, (ii) Michael will become a wholly-owned subsidiary of NSU, (iii) Michael will change its name to "Michael Foods of Delaware, Inc.,"
(iv) NSU will complete the Distribution, and (v) NSU will change its name to "Michael Foods, Inc.". NSU, in its capacity as the publicly held entity owning Michael as a wholly-owned subsidiary after giving effect to the Merger, the Reverse Stock Split and Distribution, is then defined herein as the "Surviving Corporation." The Merger will be effected pursuant to the Certificate of Merger and pursuant to the provisions of, and with the effect provided in Section 251 of the DGCL.

     2.1  EFFECT OF MERGER.

     (a) On the Effective Date, (i) Merger Sub shall be merged with and into Michael and the separate existence of Merger Sub shall cease, (ii) Michael will become a wholly-owned subsidiary of NSU, (iii) Michael will change its name to "Michael Foods of Delaware, Inc.," and (iv) NSU will change its name to "Michael Foods, Inc." On the Effective Date, effective at the Effective Time, the articles of incorporation of the Surviving Corporation will be amended and restated as the New Articles. The Board of Directors of the Surviving Corporation immediately after the Effective Time will consist of nine (9) members of which two (2) directors will be designated in accordance with Section 8 of the Orderly Disposition and Registration Rights Agreement and the remaining directors will be designated by the Michael Board. Immediately after the Effective Time the Board of Directors of the Surviving Corporation will elect the officers of Michael immediately prior to the Effective Time as the officers of Surviving Corporation.

     (b) At the Effective Time, Michael shall thereupon and thereafter be responsible and liable for all the liabilities, debts and obligations of each of Michael and the Merger Sub.

     (c) At the Effective Time, Michael shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Michael and the Merger Sub; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of Michael and the Merger Sub, shall be taken and deemed to be transferred to and vested in Michael without further act or deed; and the title to any real estate or any interest therein, vested in Michael and the Merger Sub shall not revert or be in any way impaired by reason of the Merger.

     (d) Subject to the provisions of Articles 7 and 8 hereof, the closing of the transactions contemplated hereby shall take place at such location, on such date and at such time as Michael and NSU mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 7, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the closing date, to effect the Merger, the parties hereto will cause a Certificate of Merger to be filed with the Delaware
Secretary of State in accordance with the DGCL.    Also on the Effective Date,
the parties hereto will effect the other transactions contemplated hereby, including the filing of the New Articles with the Minnesota Secretary of State. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.

     2.2  EFFECT ON MICHAEL CAPITAL STOCK AND MERGER SUB CAPITAL STOCK.

     To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

     (a) each issued and outstanding share of Michael Common Stock (other than shares of Michael Common Stock (i) held as treasury stock of Michael or (ii) held directly or indirectly by NSU) shall be converted into and exchangeable for one share (the "Exchange Ratio") of the Surviving Corporation Common Stock (after giving effect to the adoption of the New Articles on the Effective Date as provided in Section 2.1(a) above) and the Surviving Corporation shall issue to holders of Michael Common Stock shares of the Surviving Corporation Common Stock based on the Exchange Ratio in exchange for the outstanding shares of Michael Common Stock;

     (b) the 1987 Incentive Stock Option Plan of Michael, the 1987 Non-Qualified Stock Option Plan of Michael, the 1992 Stock Option Plan for Non-Employee Directors of Michael and the 1994 Executive Incentive Plan (the "Michael Stock Plans") and all outstanding options (the "Michael Options") to purchase shares of Michael Common Stock issued pursuant to the Michael Stock Plans shall be assumed and adopted by the Surviving Corporation in accordance with the terms of the Michael Stock Plans and the Michael Options shall have the rights provided in such plans (the "Continuing Options"). In the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such options shall be determined in order to comply with Section 424(a) of the Code; and

     (c) each share of Michael Common Stock held as treasury stock of Michael or held directly or indirectly by NSU shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereof.

     (d) all outstanding shares of common stock, $.01 par value, of the Merger Sub held by the Surviving Corporation shall be converted into one thousand (1,000) shares of Michael Common Stock at the Effective Time and will remain outstanding after the Effective Date as capital stock of Michael held by the Surviving Corporation and all other outstanding shares of Michael Common Stock shall be canceled.

     2.3  RIGHTS OF HOLDERS OF MICHAEL CAPITAL STOCK.

     (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Date represented shares of Michael Common Stock shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of the Surviving Corporation Common Stock into which such shares of Michael Common Stock shall have been converted, and the record holder of such outstanding certificate shall, after the Effective Date, be entitled to vote the shares of the Surviving Corporation Common Stock into which such shares of Michael Common Stock shall have been converted on any matters on which the holders of record of the Surviving Corporation Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Michael Common Stock, the Surviving Corporation may rely conclusively upon the record of shareholders maintained by Michael containing the names and addresses of the holders of record of Michael Common Stock on the Effective Date.

     (b) On and after the Effective Date, the Surviving Corporation shall reserve a sufficient number of authorized but unissued shares of the Surviving Corporation Common Stock for issuance in connection with the conversion of Michael Common Stock into the Surviving Corporation Common Stock and the shares of Michael Common Stock reserved for issuance under the Michael Stock Plans, including the shares issuable upon exercise of the Continuing Options.

     2.4  PROCEDURE FOR EXCHANGE OF STOCK.

     (a) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of Michael Common Stock, upon surrender of such certificates to an exchange agent appointed by Michael (the "Exchange Agent"), shall be entitled to receive certificates representing the number of whole shares of the Surviving Corporation Common Stock into which shares of Michael Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof. As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Michael Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to each holder of Michael Common Stock of record as of the Effective Date advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing ownership of the Michael Common Stock in exchange for new certificates evidencing ownership of the Surviving Corporation Common Stock. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of shares of Michael Common Stock is entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares for exchange as provided in such transmittal materials and this Section 2.4(a). Upon surrender, each certificate evidencing Michael Common Stock shall be canceled.

     (b) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of NSU Common Stock subject to the Reverse Stock Split, upon surrender of such certificates to the Exchange Agent, shall be entitled to receive (i) certificates representing the whole number of shares of the Surviving Corporation Common Stock into which the shares of NSU Common Stock subject to the Reverse Stock Split so surrendered shall have been combined as a result of the Reverse Stock Split, and (ii) cash payments in lieu of fractional shares, if any, as provided in Section 1.4 hereof. As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of NSU Common Stock subject to the Reverse Stock Split shall pass, only upon proper delivery of such certificates to the Exchange Agent) to each holder of NSU Common Stock subject to the Reverse Stock Split of record as of the Effective Date advising such holder of the effectiveness of the Merger, the Reverse Stock Split and the Distribution and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing ownership of the NSU Common Stock subject to the Reverse Stock
Split in exchange for new certificates evidencing ownership of the Surviving Corporation Common Stock. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of shares of NSU
Common Stock subject to the Reverse Stock Split is entitled as a result of the Merger and the Reverse Stock Split until such holder surrenders the certificate or certificates representing such shares for exchange as provided in such transmittal materials and this Section 2.4(b). Notwithstanding the immediately preceding sentence, as provided in the Distribution Agreement and in accordance with the terms thereof, the certificates evidencing the Spinco Common Stock shall be mailed on the Distribution Date to the NSU shareholders of record on the Distribution Record Date, other than holders of Dissenting Shares, and the surrender of the certificates evidencing the NSU Common Stock subject to the Reverse Stock Split shall not be a condition to the delivery, after the Effective Date, of the certificates evidencing the Spinco Common Stock. Upon surrender, each certificate evidencing NSU Common Stock subject to the Reverse Stock Split shall be canceled.

     (c) On the Effective Date, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 2.4, certificates representing the shares of the Surviving Corporation Common Stock and cash in lieu of fractional shares (such certificates and cash are hereinafter referred to as the "Exchange Fund") to be issued or paid by the Surviving Corporation pursuant to Articles 1 and 2 in connection with the Merger and the Reverse Stock Split. As provided in the Distribution Agreement, the certificates evidencing the Spinco Common Stock shall have been deposited by NSU with the transfer agent of NSU on or prior to the Effective Date, for distribution on the Distribution Date in accordance with the terms of the Distribution Agreement and the terms hereof. After the Effective Date, the Surviving Corporation shall, on the payment or distribution date, tender to the Exchange Agent as an addition to the Exchange Fund all dividends and other distributions applicable to certificates held in the Exchange Fund for shares of the Surviving Corporation Common Stock issuable in respect of the NSU Common Stock subject to the Reverse Stock Split.

     (d) Until outstanding certificates representing NSU Common Stock subject to the Reverse Stock Split are surrendered as provided in Section 2.4(b) hereof, no dividend or distribution payable to such holders of record of NSU Common Stock, except the Spinco Common Stock payable in connection with the Distribution, shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to the whole shares of the Surviving Corporation Common Stock into which such shares are converted as a result of the Reverse Stock Split, but not paid to such holder, and which dividends or distributions had a record date occurring subsequent to the Effective Date.

     (e) After the Effective Date, there shall be no further registration of transfers on the records of Michael of outstanding certificates formerly representing shares of Michael Common Stock at the Effective Date (other than the shares of the Merger Sub which are converted into Michael Common Stock pursuant to Section 2.3(c)) and there shall be no further registration of transfers on the records of the Surviving Corporation of outstanding certificates representing shares of NSU Common Stock subject to the Reverse Stock Split. If any such certificate is presented to Michael or the Surviving Corporation, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of the Surviving Corporation Common Stock as herein provided.

     (f) All shares of the Surviving Corporation Common Stock issued upon the surrender for exchange of Michael Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Michael Common Stock. All shares of the Surviving Corporation Common Stock issued upon the surrender for exchange of NSU Common Stock subject to the Reverse Stock Split in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NSU Common Stock.

     (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof, any shares of the Surviving Corporation Common Stock and any dividends or distributions thereon) that remains unclaimed by the holders of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split, as the case may be, for six months after the Effective Date shall be returned or repaid to the Surviving Corporation. Any holders of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split who have not theretofore complied with this Section 2.4 shall thereafter look only to the Surviving Corporation for issuance of their shares of the Surviving Corporation Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the Surviving Corporation Common Stock deliverable in respect of the shares of NSU Common Stock subject to the Reverse Stock Split that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding certificates for shares of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent not prohibited by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Surviving Corporation, Michael, NSU, the Exchange Agent or any other person shall be liable to any former holder of Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any certificate for Michael Common Stock or NSU Common Stock subject to the Reverse Stock Split shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the Surviving Corporation Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that the Surviving Corporation, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation, Michael, NSU, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF MICHAEL

     Michael hereby represents and warrants to NSU as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Michael is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. Each of the Michael Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Charter and Bylaws of Michael which have been made available to NSU prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Charter" with respect to any corporation shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation and any and all amendments thereto. Each of Michael and the Michael Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Michael.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Michael has the requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificate of Merger by Michael and the consummation by Michael of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Michael and, except for approval of this Agreement and the Merger by the requisite vote of Michael's shareholders, no other corporate proceedings on the part of Michael are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Michael and, assuming it is a valid and binding obligation of NSU, constitutes a valid and binding obligation of Michael enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 3.2, neither Michael nor any of the Michael Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Michael. Except for (a) the filing required by the HSR Act and the termination of any waiting period thereunder,
(b) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of Michael's and NSU's shareholders to be held in connection with this Agreement and the transactions contemplated hereby, (c) the filing with the SEC of the Registration Statement and effectiveness of the Registration Statement, (d) the approval of the Merger, the Certificate of Merger and this Agreement by the requisite vote of the shareholders of Michael (the "Requisite Michael Shareholder Vote"), (e) approvals under applicable Blue Sky laws, (f) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, and (g) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Michael or any of the Michael Subsidiaries for the consummation by Michael of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on Michael or adversely affect the consummation of the transactions contemplated hereby.

     3.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of Michael as of the date hereof is correctly set forth on
Schedule 3.3. The issued and outstanding shares of capital stock of Michael are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights.

     3.4 EXCHANGE ACT REPORTS. Prior to the execution of this Agreement, Michael has delivered or made available to NSU complete and accurate copies of
(a) Michael's Annual Reports on Form 10-K for the years ended December 31, 1990, 1991, 1992, 1993 and 1994

(the "Michael 10-K Reports") as filed with the SEC, (b) all Michael proxy statements and annual reports to shareholders used in connection with meetings of Michael shareholders held since January 1, 1991 and (c) Michael's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "Michael 10-Q Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1991, Michael has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act, as amended, and the rules and regulations promulgated thereunder. The Michael financial statements (including any footnotes thereto) contained in the Michael 10-K Reports and the Michael 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present the financial condition of Michael as of the dates thereof, except, in the case of unaudited interim financial statements, subject to normal year-end adjustments and the omission of footnotes.

     3.5 SUBSIDIARIES. Schedule 3.5 correctly sets forth the name and jurisdiction of incorporation of each Subsidiary of Michael (each a "Michael Subsidiary" and collectively the "Michael Subsidiaries"). Except as disclosed on Schedule 3.5, all of the issued and outstanding shares of capital stock of each Michael Subsidiary are owned directly or indirectly by Michael free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.


     3.6 LITIGATION. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Michael, threatened against Michael, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby. As used in this Agreement, the phrase "to the knowledge of," or words of similar import, with respect to an entity means to the knowledge of management officials of such entity having responsibility for the matter in question.

     3.7 NO BROKERS OR FINDERS. Except as disclosed on Schedule 3.7, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Michael or any of the Michael Subsidiaries.

     3.8 PROSPECTUS/PROXY STATEMENT. At the time the Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of

Michael and NSU in order to obtain approvals referred to in Section 6.11 and at all times subsequent to such mailing up to and including the times of such approvals, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information furnished to NSU by Michael as provided in Section 6.4(b) below) for inclusion in the Prospectus/Proxy Statement or consistent with information so furnished by Michael relating to Michael (including the Michael Subsidiaries) and its shareholders, Michael Common Stock, the Michael Stock Plans, the Continuing Options, this Agreement, the Certificate of Merger, the Merger and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     3.9 DISCLOSURE. The representations and warranties of Michael contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Michael which has not been disclosed to NSU pursuant to this Agreement, the Schedules hereto, the Michael 10-K Reports and the Michael 10-Q Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Michael or materially adversely affect the ability of Michael to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF NSU

     NSU hereby represents and warrants to Michael as follows:

     4.1 ORGANIZATION AND QUALIFICATION. NSU is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. Each of the NSU Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Charter and Bylaws of NSU and Merger Sub which have been made available to Michael on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of NSU and the NSU Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NSU.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Each of NSU, the Merger Sub and Spinco has the requisite corporate power and authority to enter into this

Agreement, the Certificate of Merger and the Distribution Agreement to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Certificate of Merger and the Distribution Agreement by NSU, the Merger Sub and Spinco to which it is or will be a party, and the consummation by NSU, the Merger Sub and Spinco of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of NSU, the Merger Sub and Spinco. Except for approval of this Agreement, the Merger, the New Articles, the Reverse Stock Split and the Distribution by the requisite vote of NSU's shareholders, no other corporate proceedings on the part of NSU, Merger Sub or Spinco are necessary to authorize this Agreement, the Certificate of Merger and the Distribution Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by NSU and Merger Sub and, assuming it is a valid and binding obligation of Michael, constitutes a valid and binding obligation of NSU and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 4.2, neither NSU nor any of the NSU Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Certificate of Merger, the Distribution Agreement or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NSU. Except for (a) the filings, notices, consents and approvals described in Section 3.2 hereof, (b) the filing with the SEC of a registration statement on Form S-1 registering the shares of Spinco Common Stock to be distributed in the Distribution, if required, (c) approval of the Merger and this Agreement, the New Articles, the Reverse Stock Split and the Distribution by the requisite vote of the shareholders of NSU (the "Requisite NSU Shareholder Vote"), (d) the filing of the New Articles with the Minnesota Secretary of State, and (e) such filings, authorizations or approvals as may be set forth in Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of NSU or any of the NSU Subsidiaries for the consummation by NSU or the Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on NSU or adversely affect the consummation of the transactions contemplated hereby.

     4.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of each of NSU and Merger Sub as of the date hereof is correctly set forth on Schedule 4.3. The issued and outstanding shares of capital stock of each of NSU, Merger Sub and Spinco are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating NSU or Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. Schedule 4.3 contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option agreements) or commitments. The outstanding shares of NSU
Common Stock have been duly listed for trading on the Pacific Stock Exchange and the NASDAQ-NMS.

     4.4 EXCHANGE ACT REPORTS. Prior to the execution of this Agreement, NSU has delivered or made available to Michael complete and accurate copies of (a) NSU's Annual Reports on Form 10-K for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 (the "NSU 10-K Reports") as filed with the SEC, (b) all NSU proxy statements and annual reports to shareholders used in connection with meetings of NSU shareholders held since January 1, 1991 and (c) NSU's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "NSU 10-Q Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1991, NSU has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act. The NSU financial statements (including footnotes thereto) contained in the NSU 10-K Reports and the NSU 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present the financial condition of NSU as of the dates thereof, except in the case of unaudited interim financial statements subject to normal year-end adjustments and the omission of footnotes.

     4.5 SUBSIDIARIES. Schedule 4.5 correctly sets forth the name and jurisdiction of incorporation of each corporation, fifty percent or more of the voting securities of which is owned directly or indirectly by NSU (each a "NSU Subsidiary" and collectively the "NSU Subsidiaries"). All of the issued and outstanding shares of capital stock of each NSU Subsidiary are owned directly or indirectly by NSU free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

     4.6 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in NSU's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 or on
Schedule 4.6, unless otherwise expressly contemplated or permitted by this Agreement, since September 30, 1995 to the date hereof, neither NSU nor any of the NSU Subsidiaries has:

          (a) issued or sold any of its equity securities other than NSU Common Stock, securities convertible into or exchangeable for its equity securities other than NSU Common Stock, warrants, options or other rights to acquire its equity securities other than NSU Common Stock;

          (b) reclassified any of its outstanding shares of capital stock; or

          (c) agreed to do any of the foregoing.

     4.7 LITIGATION. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of NSU, threatened against NSU or any of the NSU Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby.

     4.8 NO BROKERS OR FINDERS. Except as disclosed on Schedule 4.8, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of NSU or any of the NSU Subsidiaries.

     4.9  PROSPECTUS/PROXY STATEMENT.   At the time the Registration Statement
becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of NSU and Michael in order to obtain approvals referred to in
Section 6.11 hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to NSU (including the NSU Subsidiaries) and its shareholders, this Agreement, the Certificate of Merger, the Distribution and all other transactions contemplated hereby, will
(a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by Michael for such Prospectus/Proxy Statement.

     4.10 VALIDITY OF THE SURVIVING CORPORATION COMMON STOCK. The shares of the Surviving Corporation Common Stock to be issued to holders of Michael Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

     4.11 OWNERSHIP OF MICHAEL COMMON STOCK. As of the date hereof, NSU owns good and valid title to 7,354,950 shares of Michael Common Stock, free and clear of any liens, claims, encumbrances or restrictions (other than restrictions imposed by securities laws) except as disclosed on Schedule 4.11.

     4.12 LIABILITIES. As of the Effective Time, (a) NSU shall have no known Liabilities other than (i) the NSU Assumed Liabilities for which the Surviving Corporation shall be responsible, and (ii) the contingent liabilities listed in
Schedule 4.12 hereto against which the Surviving Corporation and its Subsidiaries will be indemnified pursuant to Section 5.01 of the Distribution Agreement, and (b) Merger Sub shall have no Liabilities, except its obligations under this Agreement.

     4.13 DISCLOSURE. The representations and warranties of NSU contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to NSU and the NSU Subsidiaries which has not been disclosed to Michael pursuant to this Agreement, the Schedules hereto and the NSU 10-K Reports and the NSU 10-Q Reports, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on NSU or materially adversely affect the ability of NSU to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.1 CONDUCT OF BUSINESS BY NSU. From the date of this Agreement to the Effective Date, unless Michael shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.1, NSU shall not, directly or indirectly, (a) amend or propose to amend its Charter or Bylaws except for the New Articles, (b) issue, sell or grant any of its equity securities other than NSU Common Stock, securities convertible into or exchangeable for its equity securities other than NSU Common Stock, warrants, options or other rights to acquire its equity securities other than NSU Common Stock, (c) reclassify any outstanding shares of capital stock of NSU, (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof, except by a NSU Subsidiary and in a transaction in which NSU shall not have any Liabilities with respect thereto after the Effective Date, (e) sell, transfer, pledge or otherwise encumber the Michael Common Stock owned by NSU other than as collateral for indebtedness under the Credit Agreement, (f) purchase or otherwise acquire any additional shares of Michael Common Stock, (g) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, or (h) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters.

     5.2 CONDUCT OF BUSINESS BY MICHAEL. From the date of this Agreement to the Effective Date, unless NSU shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 5.2, Michael shall not, directly or indirectly, (a) amend its Charter or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Michael, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Michael, except for regular quarterly dividends which are not in excess of $.05 per share per quarter on the Michael Common Stock, or (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of this Agreement for which consents, waivers or modifications are required to be obtained as set forth on
Schedule 3.2.


                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

     6.1 GOVERNMENTAL FILINGS. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including the Securities Act, the Exchange Act and the HSR Act,
to consummate the transactions contemplated by this Agreement.   Prior to
submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     6.2 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Any such costs or expenses incurred by NSU shall be paid prior to the Effective Time. Notwithstanding the foregoing, NSU and Michael will each pay, when due, one-half of (i) all filing fees required to be paid under the HSR Act by Michael, NSU or any shareholder of NSU who may be an "Ultimate Parent Entity" under the HSR Act in connection with the Merger (but excluding the Distribution), (ii) all costs of all SEC filing fees with respect to the

Registration Statement as those fees relate to the shares of Surviving Corporation Common Stock issuable to the holders of Michael Common Stock as a result of the Merger, and (iii) all costs of qualifying the Surviving Corporation securities to be issued in connection with the transactions contemplated by this Agreement under state blue sky laws to the extent necessary.

     6.3  ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Each party shall permit and shall cause each of its subsidiaries to permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein.

     (b) Each party shall comply with the provisions of its confidentiality letter dated December 1, 1995 with the other party. This Agreement does not supersede or modify the terms of such confidentiality letters.

     6.4  REGISTRATION STATEMENT.

     (a) For the purpose (i) of holding meetings of shareholders of Michael and NSU to approve the Merger and this Agreement and, in the case of NSU, to approve the New Articles, the Reverse Stock Split and the Distribution, and (ii) of registering with the SEC and with applicable state securities authorities the securities of the Surviving Corporation to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/joint proxy statement satisfying all applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws and the rules and regulations thereunder (such prospectus/joint proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

     (b) Michael shall furnish such information concerning Michael and the Michael Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Michael, the Michael Subsidiaries and Michael securities, to be prepared in accordance with Section 6.4(a). Michael agrees promptly to advise NSU if at any time prior to the Michael or NSU shareholders' meetings any information provided by Michael in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to share with NSU the information needed to correct such inaccuracy or omission.

     (c) NSU shall furnish Michael with such information concerning NSU and the NSU Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to NSU, the NSU Subsidiaries and the NSU securities, to be prepared in accordance with Section 6.4(a). NSU agrees promptly to advise Michael if at any time prior to the Michael or NSU shareholders' meetings any information provided by NSU in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Michael with the information needed to correct such inaccuracy or omission.

     (d) NSU shall use all reasonable efforts to promptly prepare and (subject to receipt of audited financial statements of each of NSU and Michael for the year ended December 31, 1995) file the Registration Statement with the SEC and applicable state securities agencies. NSU shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. NSU agrees to provide Michael with reasonable opportunity to review and comment on the Registration Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if Michael reasonably objects to the completeness or accuracy of any information contained therein. Michael authorizes NSU to utilize in the Registration Statement the information concerning Michael, the Michael Subsidiaries and Michael securities provided to NSU for the purpose of inclusion in the Prospectus/Proxy Statement. NSU shall advise Michael promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and NSU shall furnish Michael with copies of all such documents. Prior to the Effective Date or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

     (e) Michael shall use reasonable efforts to cause to be delivered to NSU a letter relating to the financial statements of Michael included in the Registration Statement from Grant Thornton LLP, Michael's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to NSU, in form and substance reasonably satisfactory to NSU and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (f) NSU shall use reasonable efforts to cause to be delivered to Michael a letter relating to the financial statements of NSU included in the Registration Statement from Grant Thornton LLP, NSU's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Michael, in form and substance reasonably satisfactory to Michael and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (g) NSU shall bear all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to NSU shareholders. Michael shall bear all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to Michael shareholders. Michael and NSU shall each bear their own legal and accounting expenses in connection with the Registration Statement.

     6.5 ACCOUNTING AND TAX TREATMENT. Neither NSU nor Michael, nor Surviving Corporation after the Effective Date, shall, directly or indirectly, voluntarily take any action which would disqualify the Merger, the Reverse Stock Split and the Distribution as a business combination utilizing the reverse acquisition concept with Michael being the accounting acquiror for accounting purposes and the Merger as a "reorganization" that would be tax free to the shareholders of NSU and Michael pursuant to Section 368(a) of the Code.
     6.6 MICHAEL STOCK PLANS. At or prior to the Effective Time, NSU shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of the Surviving Corporation Common Stock, equal to the number of shares of Michael Common Stock reserved for issuance under the Michael Stock Plans to be adopted and assumed by the Surviving Corporation at the Effective Time, including the shares issuable upon exercise of the Continuing Options, in accordance with Section 2.2(b).

     6.7 PRESS RELEASES. Michael and NSU shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

     6.8 DIRECTORS AND OFFICERS INSURANCE. Each of NSU and Michael will use its reasonable efforts to obtain a quote for "tail policy" coverage for a period of three years after the Effective Date under its officers and directors liability insurance for claims asserted after the Effective Date against any person who was an officer or director of NSU or any NSU Subsidiary prior to the Effective Date which claims relate to the period prior to the Effective Date.
If such coverage is available, NSU will, prior to the Effective Date, select which coverage it prefers and purchase or reimburse Michael for the cost of such coverage.

     6.9 SECURITIES REPORTS. Each of Michael and NSU agree to provide to the other party copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two days after the date such reports or other documents are filed with the SEC. Upon delivery of any such report or document, the delivering party shall be deemed to have made the representations to the receiving party with respect thereto as set forth in Sections 3.4 and 4.4, respectively.

     6.10 STOCK LISTING. NSU shall use all reasonable efforts to list on the NASDAQ-NMS the shares of the Surviving Corporation Common Stock to be issued in connection with the Merger and the Reverse Stock Split, and to change the trading symbol for the Surviving Corporation Common Stock to MIKL on the Effective Date.

     6.11 SHAREHOLDER APPROVALS. Each of Michael and NSU shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and, in the case of NSU, the New Articles, the Reverse Stock Split and the Distribution, and shall hold such meeting on the later of (a) June 6, 1996, or (b) such other date(s) as mutually agreed by NSU and Michael, but such mutually agreed date(s) shall not be later than forty-five (45) days after the effectiveness of the Registration Statement. The Board of Directors of each of Michael and NSU shall recommend approval of this Agreement and the Merger, and, in the case of NSU, the New Articles, the Reverse Stock Split and the Distribution, and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its shareholders, provided, however, the Board of Directors of either may fail to make the recommendation, and/or to seek to obtain the shareholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, after consultation with counsel, that the making of such recommendation, the seeking to obtain such shareholder approval, or the failure to so withdraw, modify or change its recommendation, is reasonably likely to constitute a breach of the fiduciary or legal obligations of such Board of Directors.

     6.12 NO SOLICITATION.

     (a) Unless and until this Agreement shall have been terminated pursuant to
Section 8.1, neither NSU nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger or sale of substantial assets, except for the sale of NSU assets other than the Michael Common Stock owned by NSU; provided that NSU may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of NSU determines, after consultation with counsel, that the failure to engage in such discussions is reasonably likely to constitute a breach of the fiduciary or legal obligations of the Board of Directors of NSU. NSU will promptly advise Michael if it receives a proposal or inquiry with respect to the matters described above.

     (b)  Unless and until this Agreement shall have been terminated pursuant to
Section 8.1, neither Michael nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger or sale of substantial assets, except if (i) Michael is the surviving corporation in such transaction, and (ii) the shareholders of Michael immediately preceding such transaction will own at least 51% of the outstanding shares of Michael after giving effect to such transaction; provided that Michael may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of Michael determines, after consultation with counsel, that the failure to engage in such discussions is reasonably likely to constitute a breach of the fiduciary or legal obligations of the Board of Directors of Michael. Michael will promptly advise NSU if it receives a proposal or inquiry with respect to the matters described above.

     6.13 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

     6.14 TAX RULING OR OPINION. Michael and NSU shall reasonably cooperate with each other in submitting the request for private letter ruling by the IRS contemplated by Section 7.1(d), shall promptly notify the other of any communications with or from the IRS with respect to the ruling request, and shall not submit any written material to the IRS in connection with the ruling request without consulting with the other.

     6.15 RESIGNATIONS AND ELECTION OF DIRECTORS. At the Effective Time, NSU shall deliver the voluntary resignations of each officer of NSU and each director of NSU who is not designated to be a director of the Surviving Corporation in accordance with Section 2.1(a) and shall elect the other persons who shall be directors of the Surviving Corporation in accordance with Section 2.1(a) to be directors of the Surviving Corporation upon the consummation of the Merger.

     6.16 ORDERLY DISPOSITION AND REGISTRATION RIGHTS AGREEMENT. Contemporaneous with the execution and delivery of this Agreement, NSU shall execute and deliver and shall cause the parties other than NSU to execute and deliver the Orderly Disposition and Registration Rights Agreement. NSU covenants and agrees that the provisions of the Orderly Disposition and Registration Rights Agreement will not be amended, waived, terminated or otherwise modified prior to the Effective Date without the prior written consent of Michael.

     6.17 SHAREHOLDER VOTE. NSU will vote the shares of Michael Common Stock owned by NSU in favor of the Merger, this Agreement, the Certificate of Merger and the persons nominated by the Michael Board of Directors for election as directors of Michael at the meeting of the Michael shareholders contemplated by Section 6.11, provided the number of nominees is not greater than nine and provided further that James H. Michael, Miles E. Efron and Jeffrey J. Michael are nominees of Michael.

     6.18 FILING OF REPORTS NECESSARY FOR USE OF RULE 145. After the Effective Date, Surviving Corporation shall use reasonable efforts to file all reports and data with the SEC necessary to permit the shareholders of Michael and NSU who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of Michael Common Stock to sell the Surviving Corporation Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled. After the Effective Date, Surviving Corporation will use reasonable efforts to file with the SEC reports, statements, and other materials required by the federal securities laws on a timely basis.

     6.19 NOTIFICATION OF CERTAIN MATTERS.

     (a) Each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

     (b) From time to time after the date hereof and prior to the Effective Time, each party shall promptly supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering an updated Schedule to the other party pursuant to this Section 6.19(b) with respect to any matter hereafter arising which would render any such representation or warranty after the date of this Agreement materially untrue, inaccurate or incomplete as a result of such matter arising. Such supplement or amendment to a party's representations and warranties contained in an updated Schedule delivered pursuant to this Section 6.19(b) shall be deemed to have modified the representations and warranties of the disclosing party, and no such supplement or amendment, or the information contained in such updated Schedule, shall constitute a breach of a representation or warranty of the disclosing party; provided that no such supplement or amendment may cure any breach of a covenant or agreement of any party under Articles 5 or 6. Within fifteen (15) days after receipt of such supplement or amendment, the receiving party may terminate this Agreement pursuant to Section 7.1(g) hereof if (i) the information in such supplement or amendment together with the information in any and all of the supplements or amendments previously provided by the disclosing party indicate that the disclosing party has suffered or is reasonably likely to suffer a Material Adverse Effect or, in the case of an updated Schedule 4.12 is, in Michael's reasonable determination a material liability, and (ii) the disclosing party has not cured the matters giving rise to such termination within fifteen (15) days after the receiving party notifies the disclosing party that it is exercising its right to terminate this Agreement under this Section 6.19(b).

     6.20 NOTIFICATION OF ANTICIPATED NSU NET INDEBTEDNESS. No later than thirty (30) days after the initial filing of the Registration Statement, NSU shall notify Michael of the anticipated amount of the NSU Indebtedness at the Effective Time, less the amount of cash to be included in the Retained Assets at the Effective Time (the "Anticipated NSU Net Indebtedness"). NSU covenants that the amount of the NSU Net Assumed Liabilities at the Effective Time less the amount of the Dissenting Shares Holdback will be an amount within the range of
(i) the Anticipated NSU Net Indebtedness less $2,000,000, and (ii) the Anticipated NSU Net Indebtedness plus $2,000,000.

     6.21 DISTRIBUTION AGREEMENT. Prior to the Effective Date, NSU shall and shall cause Spinco to duly execute and deliver the Distribution Agreement. NSU shall perform all of its obligations under the Distribution Agreement which are to be performed thereunder prior to the Effective Time and NSU shall cause Spinco to perform all of its obligations under the Distribution Agreement which are to be performed thereunder prior to the Effective Time. NSU covenants that the Distribution Agreement will not be amended, waived, terminated or otherwise modified prior to the Effective Time without the prior written consent of Michael.


                                    ARTICLE 7

                                   CONDITIONS

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

     (a) NO INJUNCTION. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (b) NO PROHIBITIVE CHANGE OF LAW. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

     (c) REGISTRATION STATEMENT. The Registration Statement and the registration statement relating to the Spinco Common Stock to be distributed in the Distribution, if required, shall have been declared effective and shall not be subject to a stop order of the SEC, the Spinco Common Stock shall have been registered pursuant to the Exchange Act and, if the offer and sale of the Surviving Corporation securities in the Merger or the Spinco Common Stock in the Distribution pursuant to this Agreement is required to be registered under the securities laws of any state, the registration statements shall have been declared effective and shall not be subject to a stop order of the securities commission in such state.

     (d) TAX RULING OR FEDERAL TAX OPINION. Michael and NSU shall have received a private letter ruling from the IRS or tax opinion addressed to both Michael and NSU by counsel or independent certified accountants mutually acceptable to Michael and NSU based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

          (i) The formation of Merger Sub and the merger of Merger Sub into Michael will be disregarded for federal income tax purposes, and the transaction will be treated as an acquisition by NSU of the stock of Michael in exchange solely for the shares of the Surviving Corporation Common Stock.
          (ii) The acquisition by NSU of all of the stock of Michael held by stockholders other than NSU solely in exchange for the Surviving Corporation Common Stock will qualify as a reorganization under
     Section 368(a)(1)(B) of the Code. NSU and Michael will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (iii) The transfer by NSU of all of the stock of the NSU Subsidiaries (other than Spinco and the Merger Sub) held, directly and indirectly, by NSU to Spinco will qualify as a reorganization under
     Section 368(a)(i)(D) of the Code.

          (iv) No gain or loss will be recognized by NSU upon the distribution of the stock of Spinco to persons who were stockholders of NSU on the record date for the distribution pursuant to Section 361(c)(1) of the Code.

          (v) No gain or loss will be recognized by stockholders of NSU upon the receipt of the Spinco stock distributed by NSU pursuant to
     Section 355(a)(1) of the Code.

          (vi) The Reverse Stock Split will not be treated as a stock distribution, or a transaction that has the effect of such a distribution, to which Sections 301, 305(b) or 305(c) apply. As a result, no taxable income will be recognized under such Sections by any of the stockholders of Michael or NSU, except for cash paid in lieu of fractional shares to holders of NSU Common Stock.

     (e) LISTING. The Surviving Corporation Common Stock to be issued to holders of Michael Common Stock as a result of the Merger and to the holders of NSU Common

Stock as a result of the Reverse Stock Split shall have been approved for listing on the NASDAQ-NMS.

     (f) CONSENTS AND APPROVALS. All material consents and approvals necessary to consummate the transactions contemplated by this Agreement shall have been obtained, including those set forth on Schedules 3.2 and 4.2, but excluding any consents or approvals required pursuant to the Credit Agreement.

     (g) ADVERSE PROCEEDINGS. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby.

     (h) GOVERNMENTAL ACTION. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(g).

     (i) DISTRIBUTION AGREEMENT CONDITIONS. The conditions precedent to the Distribution (other than consummation of the Merger) set forth in Section 3.02 of the Distribution Agreement shall have been satisfied or waived.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATION OF NSU. The obligation of NSU to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of Michael set forth in Article 3 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Michael. Michael shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) OFFICERS' CERTIFICATE. Michael shall have furnished to NSU a certificate of the Chief Executive Officer and the Chief Financial Officer of Michael, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, they have no reason to believe that the conditions set forth in Section 7.2(a) have not been fulfilled.

     (c) SECRETARY'S CERTIFICATE. Michael shall have furnished to NSU (i) copies of the text of the resolutions by which the corporate action on the part of Michael necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Michael by its corporate secretary or one of its assistant corporate secretaries certifying to NSU that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and
(iii) an incumbency certificate dated as of the Effective Date executed on behalf of Michael by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Michael executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Michael.

     (d) SHAREHOLDER APPROVAL. This Agreement and the Merger, the New Articles, the Reverse Stock Split and the Distribution shall have been approved by the Requisite NSU Shareholder Vote.

     (e) FAIRNESS OPINION. Within five days prior to mailing the Prospectus/Proxy Statement to the shareholders of NSU, NSU shall have received a written opinion in a form reasonably acceptable to NSU from Goldsmith Agio & Company (or another investment banking firm reasonably acceptable to NSU) to the effect that the Merger and the Distribution, together, are fair from a financial point of view to the holders of NSU Common Stock prior to the Effective Date.

     (f) DISSENTING SHARES. The number of shares of NSU Common Stock with respect to which the holders thereof have effectively dissented from the NSU shareholder action contemplated hereby pursuant to the provisions of the MBCA shall not exceed one percent (1%) of the issued and outstanding shares of NSU Common Stock as of the record date for the meeting relating to such NSU shareholder action.

     7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF MICHAEL. The obligation of Michael to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

     (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of NSU set forth in Article 4 shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on NSU. NSU shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

     (b) OFFICERS' CERTIFICATE. NSU shall have furnished to Michael a certificate of the Chief Executive Officer and the Chief Financial Officer of NSU, dated as of the Effective

Date, in which such officers shall certify that, to their best knowledge, they have no reason to believe that the conditions set forth in Section 7.3(a) have not been fulfilled.

     (c) SECRETARY'S CERTIFICATE. NSU shall have furnished to Michael (i) copies of the text of the resolutions by which the corporate action on the part of NSU necessary to approve this Agreement, the Certificate of Merger, the Distribution, the Reverse Stock Split, the election of the directors of the Surviving Corporation pursuant to Section 2.1, the Distribution Agreement and the transactions contemplated hereby and thereby were taken, (ii) certificates dated as of the Effective Date executed on behalf of NSU by its corporate secretary or one of its assistant corporate secretaries certifying to Michael that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of NSU by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of NSU executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto.

     (d) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the Requisite Michael Shareholder Vote.

     (e) ACCOUNTING MATTERS. No event shall have occurred which, in the reasonable opinion of Michael and concurred in by Grant Thornton LLP, would prevent the Merger, the Reverse Stock Split and the Distribution from being accounted as a business combination utilizing the reverse acquisition concept with Michael being the accounting acquiror for accounting purposes under generally accepted accounting principles.




     (f) FAIRNESS OPINION. Within five days prior to mailing the Prospectus/Proxy Statement to the shareholders of Michael, Michael shall have received a written opinion in a form reasonably acceptable to Michael from Piper Jaffray Inc. (or another investment banking firm reasonably acceptable to Michael) to the effect that the Merger is fair from a financial point of view to Michael.

     (g) NET ASSUMED DEBT CERTIFICATE. NSU shall have furnished to Michael a certificate of the Chief Financial Officer of NSU certifying the amounts of the NSU Net Assumed Liabilities, the NSU Indebtedness, the Dissenting Shares Holdback and the cash held by NSU as a Retained Asset at the Effective Time.

     (h) OTHER AGREEMENTS AND RESIGNATIONS. Michael shall have received the Orderly Disposition and Registration Rights Agreement and the Distribution Agreement duly executed by the parties thereto. Each of the officers of NSU immediately prior to the Effective Time shall deliver duly executed resignations from their positions with NSU effective immediately after the Effective Time.

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

     8.1  TERMINATION.  This Agreement may be terminated prior to the Effective
Date:

     (a) by mutual consent of Michael and NSU, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (b) by either Michael or NSU, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

     (c) by either Michael or NSU, if (i) the Merger and this Agreement is not duly approved by the shareholders of each of Michael or NSU, including if a shareholder meeting is not held as contemplated by the first sentence of Section 6.11, or (ii) the New Articles, the Reverse Stock Split and the Distribution are not approved by the shareholders of NSU, including if a shareholder meeting is not held as contemplated by the first sentence of Section 6.11;

     (d) by either Michael or NSU if the Effective Date is not on or before September 30, 1996 or such later date as Michael and NSU may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

     (e) by NSU if the Average Price of Michael Common Stock is less than $11.00 per share;

     (f) by Michael if the Average Price of Michael Common Stock is more than $17.00 per share; or

     (g) by Michael or NSU pursuant to Section 6.19(b) in accordance with the provisions of Section 6.19(b).

     Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

     8.2  EFFECT OF TERMINATION.

     (a) In the event this Agreement is properly terminated (i) by NSU as provided in Section 8.1(b) due to the failure to satisfy the condition under
Section 7.2(d), (ii) by

Michael under Section 8.1(b) due to the failure of the condition under
Section 7.3(a), (b) or (c), (iii) by Michael or NSU pursuant to Section 8.1(c) due to the failure of the shareholders of NSU to approve the Merger, this Agreement, the New Articles, the Reverse Stock Split or the Distribution, (iv) by NSU pursuant to Section 8.1(e), (v) by Michael pursuant to Section 8.1(g), or (vi) by NSU as provided in Section 8.1(b) due to the failure to satisfy the condition under Section 7.2(f), then, within ten days after written demand from Michael, NSU shall pay to Michael an amount equal to the out of pocket expenses incurred by Michael in connection with the transactions contemplated by this Agreement, including but not limited to the fees and expenses of Michael's attorneys, accountants and investment banker, up to an aggregate of $500,000 payable either, at the option of NSU, in immediately available funds or in shares of Michael Common Stock having a fair market value (determined on the basis of the average closing sales price of Michael Common Stock during the twenty (20) trading days immediately preceding such termination) equal to such amount.

     (b) In the event this Agreement is properly terminated (i) by Michael pursuant to Section 8.1(b) due to the failure to satisfy the condition under
Section 7.3(d), (ii) by NSU under Section 8.1(b) due to the failure of the condition under Section 7.2(a), (b) or (c), (iii) by Michael or NSU pursuant to
Section 8.1(c) due to the failure of the shareholders of Michael to approve the Merger and this Agreement, (iv) by Michael pursuant to Section 8.1(f), (v) by NSU pursuant to Section 8.1(g), or (vi) the transactions contemplated by this Agreement are not consummated solely because Michael shall not have obtained the necessary modifications to its material debt instruments as disclosed in
Schedule 3.2 or prepaid such debt instruments, then, within ten days after written demand from NSU, Michael shall pay to NSU an amount equal to the out of pocket expenses incurred by NSU in connection with the transactions contemplated by this Agreement, including but not limited to the fees and expenses of NSU's attorneys, accountants and investment banker, up to an aggregate of $500,000, payable either, at the option of Michael, in immediately available funds or in shares of Michael Common Stock having a fair market value (determined on the basis of the average closing sales price of Michael Common Stock during the twenty (20) trading days immediately preceding such termination) equal to such amount.

     Notwithstanding anything contained in this Agreement to the contrary, the expense reimbursement provisions of this Section 8.2(a) or (b), shall be the sole and exclusive remedies of the parties to this Agreement for any violation or breach hereof and shall be in lieu of any and all claims that the non-breaching party has, or might have at law or in equity.

     8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

     8.4 WAIVER. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1 PUBLIC STATEMENTS. Neither Michael nor NSU shall make any public announcement or statement with respect to the Merger, this Agreement, the Reverse Stock Split, the Distribution or any related transactions without the approval of the other party; provided, however, that either Michael or NSU may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law. To the extent practicable, each of Michael and NSU will consult with the other with respect to any such public announcement or statement.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):


     If to Michael:

          Michael Foods, Inc.
          324 Park National Building
          5353 Wayzata Boulevard
          Minneapolis, MN  55416

          Attn:  President and Chief Executive Officer

     with copies to:

          Maun & Simon, PLC
          2900 Norwest Center
          90 South Seventh Street
          Minneapolis, MN  55402-4133

          Attn:  Albert A. Woodward

     If to NSU:

          North Star Universal, Inc.
          610 Park National Bank Building
          5353 Wayzata Boulevard
          Minneapolis, MN  55416

          Attention: President and Chief Executive Officer

     with copies to:

          Dorsey & Whitney
          Pillsbury Center South
          220 South Sixth Street
          Minneapolis, MN  55402

          Attention:     J. Andrew Herring


     All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; when received, if delivered by registered or certified mail (postage prepaid and return receipt requested); when receipt acknowledged, if faxed or telecopied; and the next day delivery after being timely delivered to a recognized overnight delivery service.

     9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and word of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     9.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

     9.5 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof; and (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     9.6 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to Section 8.1, the covenants contained in Section 6.3(b) and 8.2 shall survive such termination.

     9.7 SCHEDULES. The Schedules and other disclosure referred to in this Agreement shall be delivered as of the date hereof under cover of a letter from the Chief Executive Officer or Chief Financial Officer of Michael or NSU, as the case may be.

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9.9 THIRD PARTY BENEFICIARIES. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of Section 6.18 are intended for the benefit of Affiliates of NSU and Michael.


                                   ARTICLE 10

                               DISPUTE RESOLUTION

     10.1 MEDIATION AND BINDING ARBITRATION. If a dispute arises between NSU and Michael as to the interpretation of this Agreement or any other agreement entered into pursuant hereto, NSU and Michael agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the dispute.

     10.2 INITIATION. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

     10.3 SUBMISSION TO MEDIATION. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Center for Public Resources Model ADR Procedure - Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation.

     10.4 SELECTION OF MEDIATOR. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

     10.5 MEDIATION AND ARBITRATION. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a panel of three arbitrators, in Minneapolis, Minnesota, selected in accordance with the provisions of Section
10.6 hereof. The arbitration shall be governed by the Rules of the American Arbitration Association then in effect and as modified herein, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Article 10 shall limit or restrict in any way the right or power of a party at anytime to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Article
10. The parties agree that any legal remedy available to a party with respect to a breach of this Article 10 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Article 10.

     10.6 SELECTION OF ARBITRATORS. The parties shall have 10 days from the end of the mediation period to agree upon mutually acceptable neutral persons not affiliated with either of the parties to act as arbitrators. If the panel of arbitrators has not been selected within such time, the parties agree jointly to request the Center for Public Resources or another mutually agreed-upon organization to supply within 10 days a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of arbitration without the prior consent of both parties, except as required to fulfill applicable disclosure and reporting requirements, or as otherwise required by law.

     10.7 COST OF ARBITRATION. Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Article 10, and instead commences any other proceeding, including litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

     IN WITNESS WHEREOF, NSU and Michael have caused this Agreement to be executed on the date first written above by their respective officers.


                                  MICHAEL FOODS, INC.



                                  By ______________________________
                                     Gregg A. Ostrander
                                     President and Chief Executive Officer


                                  NORTH STAR UNIVERSAL, INC.



                                  By ______________________________
                                     Jeffrey J. Michael
                                     President and Chief Executive Officer


                                  NSU MERGER CO.



                                  By ______________________________
                                     Jeffrey J. Michael
                                     President and Chief Executive Officer

STATE OF MINNESOTA)
                    )ss.
COUNTY OF HENNEPIN)

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Gregg A. Ostrander, President and Chief Executive Officer of Michael Foods, Inc., a Delaware corporation, on behalf of the corporation.



                             ______________________________
[SEAL]                        Notary Public



STATE OF MINNESOTA)
                    )ss.
COUNTY OF HENNEPIN)

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Jeffrey J. Michael, President and Chief Executive Officer of North Star Universal, Inc., a Minnesota corporation, on behalf of the corporation.



                             ______________________________
[SEAL]                        Notary Public

STATE OF MINNESOTA)
                    )ss.
COUNTY OF HENNEPIN)

     The foregoing instrument was acknowledged before me this 21st day of December, 1995 by Jeffrey J. Michael, President and Chief Executive Officer of NSU Merger Co., a Delaware corporation, on behalf of the corporation.



                             ______________________________
[SEAL]                        Notary Public

                                                                       Exhibit A

                                 DISCOUNT FACTOR


AMOUNT OF NSU NET ASSUMED LIABILITIES                            DISCOUNT FACTOR

More than $33,750,000 and less than
or equal to $38,000,000. . . . . . . . . . . . . . . . . . .              0.9000

More than $32,500,000 and less than
or equal to $33,750,000. . . . . . . . . . . . . . . . . . .              0.9025

More than $31,250,000 and less than
or equal to $32,500,000. . . . . . . . . . . . . . . . . . .              0.9050

More than $30,000,000 and less than
or equal to $31,250,000. . . . . . . . . . . . . . . . . . .              0.9075

More than $28,750,000 and less than
or equal to $30,000,000. . . . . . . . . . . . . . . . . . .              0.9100

More than $27,500,000 and less than
or equal to $28,750,000. . . . . . . . . . . . . . . . . . .              0.9125

More than $26,250,000 and less than
or equal to $27,500,000. . . . . . . . . . . . . . . . . . .              0.9150

More than $25,000,000 and less than
or equal to $26,250,000. . . . . . . . . . . . . . . . . . .              0.9175

$25,000,000. . . . . . . . . . . . . . . . . . . . . . . . .              0.9200

                                                                       Exhibit B

                          FORM OF CERTIFICATE OF MERGER

                            CERTIFICATE OF MERGER
                                       OF
                              NSU MERGER SUB CO.
                                      INTO
                             MICHAEL FOODS, INC.


       Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned President and Secretary of MICHAEL FOODS, INC., a Delaware corporation, hereby certify that:

       1. The constituent corporations are: NSU Merger Sub Co., a Delaware corporation, and Michael Foods, Inc., a Delaware corporation.

       2. An Agreement and Plan of Reorganization has been adopted, approved, executed, certified and acknowledged by each of the constituent corporations in accordance with section 251(c) of the Delaware General Corporation Law.

       3.  Michael Foods, Inc. shall be the surviving corporation.

       4. The certificate of incorporation of Michael Foods, Inc. shall be the certificate of incorporation of the surviving corporation.

       5. The executed Agreement and Plan of Reorganization is on file at the principal office of Michael Foods, Inc. at 5353 Wayzata Boulevard, 324 Park National Building, Minneapolis, Minnesota 55416.

       6. A copy of the Agreement and Plan of Reorganization will be furnished by Michael Foods, Inc., on request and without cost, to any stockholder of any constituent corporation.

       IN WITNESS WHEREOF, Michael Foods, Inc. has caused this certificate to be executed by Gregg A. Ostrander, its President and attested by Jeffrey M. Shapiro, its Secretary, this ____ day of _____________, 1996.

                                       MICHAEL FOODS, INC.


                                       By______________________________________

                                         Gregg A. Ostrander, President

ATTEST:

By_____________________________________
  Jeffrey M. Shapiro, Secretary

              __________________________________________________________

                              DISTRIBUTION AGREEMENT



                                  by and between

                            NORTH STAR UNIVERSAL, INC.

                                       and

                             NEW HOLDING COMPANY, INC.

               __________________________________________________________


                           ____________________, 1996

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS                                                             2
Section 1.01        General                                             2
Section 1.02        Exhibits, etc.                                      7

ARTICLE II
REORGANIZATION AND RELATED TRANSACTIONS                                 7
Section 2.01        Sequence of Events                                  7
Section 2.02        Transfers of Assets; Assumption of Liabilities      7
Section 2.03        Elimination of Intercompany Accounts                8
Section 2.04        Transfers Not Effected At or Prior to the
                    Distribution; Transfers Deemed Effective as of
                    the Distribution Date                               8
Section 2.05        No Representations or Warranties                    9
Section 2.06        Conveyancing and Assumption Instruments            10
Section 2.07        Tax Treatment                                      10

ARTICLE III
THE DISTRIBUTION                                                       11
Section 3.01        Cooperation Prior to the Distribution              11
Section 3.02        NSU Board Action; Conditions Precedent to the
                    Distribution                                       11
Section 3.03        The Distribution                                   12
Section 3.04        Fractional Shares                                  12

ARTICLE IV
SPINCO ASSUMPTION OF CERTAIN NSU INDEBTEDNESS                          13
Section 4.01        Assumption of Certain NSU Indebtedness             13

ARTICLE V
INDEMNIFICATION                                                        13
Section 5.01        Indemnification by Spinco                          13
Section 5.02        Indemnification by NSU                             14
Section 5.03        Procedure for Indemnification                      15
Section 5.04        Set-Off Rights                                     17

ARTICLE VI
EMPLOYEE BENEFIT PLANS                                                 17
Section 6.01        The 401(k) Savings Plan                            18
Section 6.02        Welfare Plans                                      18

Section 6.03        NSU Employees                                      19
Section 6.04        Other Liabilities and Obligations                  19
Section 6.05        Preservation of Rights To Amend or Terminate
                    Plans                                              19

ARTICLE VII
TAX MATTERS                                                            19
Section 7.01        Allocation of Items of Income or Deduction for
                    Reporting Purposes                                 19
Section 7.02        Spinco Indemnification for Tax Periods Prior to
                    Distribution Date                                  19
Section 7.03        NSU Liable for Filing and Payment of Spinco's
                    Taxes Prior to Distribution Date                   20
Section 7.04        Spinco Liable for Filing and Payment of Its Own
                    Taxes for Tax Periods Beginning Prior to
                    Distribution Date and Ending After Distribution
                    Date                                               20
Section 7.05        Spinco's Right to Make Section 172(b)(3)
                    Election and  Qualified Right to Subsequent
                    Refund                                             20
Section 7.06        Scope of NSU's Power to Negotiate Settlement
                    During Audit for Periods after the Merger
                    Effective  Date                                    21
Section 7.07        Rights of Parties With Respect to an Asserted
                    Tax  Liability                                     21
Section 7.08        Mutual Duty to Cooperate and Act in Good Faith
                    With  Respect to Filing or Amending of Returns,
                    Claiming Refunds, or  Conducting Audit             22

ARTICLE VIII
CERTAIN ADDITIONAL MATTERS                                             22
Section 8.01        The Spinco Board                                   22
Section 8.02        Spinco Charter and By-Laws                         23
Section 8.03        NSU Long-Term Liabilities; Minimum Value of
                    Spinco                                             23
Section 8.04        Adjustment for Dissenting Shares Liability         24
Section 8.05        NSU Covenants                                      24

ARTICLE IX
ACCESS TO INFORMATION AND SERVICES                                     24
Section 9.01        Provision of Corporate Records                     24
Section 9.02        Access to Information                              25
Section 9.03        Provision of Services                              25
Section 9.04        Production of Witnesses                            25
Section 9.05        Reimbursement                                      25
Section 9.06        Retention of Records                               26
Section 9.07        Confidentiality                                    26

ARTICLE X
DISPUTE RESOLUTION                                                     26
Section 10.01       Mediation and Binding Arbitration                  26

Section 10.02       Initiation                                         26
Section 10.03       Submission to Mediation                            26
Section 10.04       Selection of Mediator                              27
Section 10.05       Mediation and Arbitration                          27
Section 10.06       Selection of Arbitrators                           27
Section 10.07       Cost of Arbitration                                28

ARTICLE XI
MISCELLANEOUS                                                          28
Section 11.01       Complete Agreement; Construction                   28
Section 11.02       Survival of Agreements                             28
Section 11.03       Expenses                                           28
Section 11.04       Governing Law                                      28
Section 11.05       Notices                                            28
Section 11.06       Amendments                                         29
Section 11.07       Successors and Assigns                             29
Section 11.08       Termination                                        29
Section 11.09       Subsidiaries                                       29
Section 11.10       No Third Party Beneficiaries                       29
Section 11.11       Titles and Headings                                30
Section 11.12       Exhibits and Schedules                             30
Section 11.13       Legal Enforceability                               30

                                                                       Exhibit C

                         FORM OF DISTRIBUTION AGREEMENT


                              DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT, dated as of ______________, 1996 (this "Agreement"), is entered into by and between NORTH STAR UNIVERSAL, INC., a Minnesota corporation ("NSU"), and NEW HOLDING COMPANY, INC., a Minnesota corporation and a wholly owned subsidiary of NSU ("Spinco"). This Agreement is intended to survive and continue after the "Merger" and the "Distribution" (as such terms are hereinafter defined), and any reference to NSU in this Agreement shall be deemed to include NSU from and after the consummation of the Merger and the change of the name of NSU to "Michael Foods, Inc."

     WHEREAS, NSU is a party to an Agreement and Plan of Reorganization dated December 21, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of NSU Merger Co. ("Merger Sub"), a Delaware corporation and a newly formed and wholly-owned subsidiary of NSU, with and into Michael Foods, Inc., a Delaware corporation ("Michael"), with Michael as the surviving corporation;

     WHEREAS, Michael has required that, as a condition of the Merger, the non-food businesses, including assets and liabilities, be separated from the food business of NSU represented by the shares of common stock of Michael owned by NSU;

     WHEREAS, to satisfy this condition to the Merger, the parties hereto have agreed that (i) immediately following the Merger, NSU will distribute to NSU shareholders of record prior to the Merger, all assets of NSU other than (A) any issued and outstanding shares of common stock, $.01 par value, of Merger Sub,
(B) the shares of common stock, $.01 par value, of Michael ("Michael Common Stock") owned by NSU as of the date of the Merger Agreement, (C) a certain amount of cash held by NSU at the time of the consummation of the Merger, and
(D) such other assets as to which the parties may mutually agree, and (ii) NSU will be released from, or adequate provisions be made for all liabilities and obligations of NSU other than as mutually agreed by the parties, so that after giving effect to the Merger and such distribution, the business and operations of NSU after the Merger will be the business and operations of Michael, except for certain known and specified NSU indebtedness and certain obligations and liabilities to be retained by NSU subsequent to the consummation of the Merger; and

     WHEREAS, NSU and Spinco have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01 GENERAL. Any term not otherwise defined herein shall have the meaning ascribed to it in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     ACTUAL PAYMENT:  as defined in Section 8.03(b) of this Agreement.

     AFFILIATE: as defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

     AGENT: the distribution agent for the shareholders of record of NSU on the Record Date, as appointed by NSU, to distribute shares of Spinco Common Stock pursuant to the Distribution (as defined below).

     CODE: the Internal Revenue Code of 1986, as amended, or any successor legislation.

     COMMISSION: the Securities and Exchange Commission.

     CONTRACTS:  as defined in Section 2.02 of this Agreement.

     CONVEYANCING AND ASSUMPTION INSTRUMENTS: collectively, the various agreements, instruments and other documents, in form and substance mutually satisfactory to NSU and Spinco, to be entered into to effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement.

     CREDIT AGREEMENT: the Credit Agreement dated ______________, 199 between NSU and First Bank National Association, a national banking association, including any amendments thereto and any replacement credit agreement or credit facility.

     DISSENTING SHARES:  as defined in Section 1.5 of the Merger Agreement.

     DISSENTING SHARES HOLDBACK: as defined in Section 1.1 of the Merger Agreement.

     DISSENTING SHARES LIABILITY: as defined below under the definition of "NSU Retained Liabilities."

     DISTRIBUTION: the distribution, on the Distribution Date, of all of the outstanding shares of Spinco Common Stock by NSU to the holders of record of NSU
Common Stock on the Record Date, which distribution shall be deemed to have been effected by NSU upon delivery by NSU to the Agent of an instruction directing the Agent to effect the distribution of the Spinco Common Stock in accordance with Section 3.03 of this Agreement and such distribution shall not be effected nor deemed to have been effected until after the Effective Time.

     DISTRIBUTION DATE: the Merger Effective Date; provided, however, that the Distribution shall not occur until after the Effective Time.

     EAGLE GUARANTY: the obligations of NSU under that certain Guaranty Agreement dated May 1, 1989 between NSU and American National Bank & Trust Company pursuant to which NSU guaranteed the payment of the principal of, premium, if any, and interest on $1,470,000 City of Welcome, Minnesota Industrial Development Revenue Bonds, Series 1989.

     EFFECTIVE TIME: as defined in Section 2.1(d) of the Merger Agreement.

     EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

     EXCHANGE RATIO: the ratio of one share of Spinco Common Stock for each shares of NSU Common Stock (outstanding on the Record Date), or such other ratio determined by NSU and Spinco to be the number of shares (or fraction of a share) of Spinco Common Stock to be distributed in the Distribution for each share of NSU Common Stock (outstanding on the Record Date).

     IRS: the Internal Revenue Service.

     LIABILITIES: any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     MERGER: as defined in the preambles of this Agreement.

     MERGER AGREEMENT:  as defined in the preambles of this Agreement.

     MERGER EFFECTIVE DATE: the date, pursuant to the terms of the Merger Agreement, on which the Merger is effective.

     MICHAEL:  as defined in the first paragraph of this Agreement.

     MICHAEL COMMON STOCK:  as defined in Section 1.1 of the Merger Agreement.

     NSU:  as defined in the first paragraph of this Agreement.

     NSU ASSUMED LIABILITIES: the NSU Indebtedness and the NSU Retained Liabilities.

     NSU BOARD: the Board of Directors of NSU prior to the Merger Effective
Date.

     NSU COMMON STOCK: the Common Stock, par value $1.00 per share, of NSU, prior to the Merger Effective Date.

     NSU INDEBTEDNESS: indebtedness (principal and accrued interest) represented by NSU's outstanding subordinated debentures and subordinated extendable and fixed time certificates and the NSU indebtedness owing pursuant to the Credit Agreement.

     NSU LONG-TERM LIABILITIES: the Liability of NSU relating to the U.K. Leases and the Eagle Guaranty.

     NSU RETAINED ASSETS:  the following assets:

     (i) such amount of cash as NSU may, in its sole discretion, determine to hold at the Merger Effective Date;

     (ii) 7,354,950 shares of Michael Common Stock owned by NSU as of the date of this Agreement;

     (iii) the capital stock of Merger Sub;

     (iv) the rights of NSU under this Agreement, the Merger Agreement and the Orderly Disposition and Registration Rights Agreement; and

     (v) any and all net operating loss carryforwards and other Tax attributes properly allocable to NSU following the Merger Effective Date in accordance with the relevant provisions of the Code.

     NSU RETAINED LIABILITIES: the following Liabilities:

     (i) any Liability arising from any NSU shareholders who have effectively dissented from the NSU shareholder action in connection with the Merger and the Distribution in accordance with Section 471 and 473 of the MBCA ("Dissenting Shares Liability");

     (ii) any Liability of NSU under this Agreement arising after the Merger Effective Date;

     (iii) any Liability of NSU under the Merger Agreement arising after the Merger Effective Date; and

     (iv) any Liability of NSU under the Orderly Disposition and Registration Rights Agreement arising after the Merger Effective Date.

     NSU TRANSFERRED ASSETS: all assets of NSU other than the NSU Retained Assets, specifically including Spinco rights under this Agreement (including Spinco's rights pursuant to Section 8.05 and Section 5.04).

     NSU TRANSFERRED LIABILITIES: all Liabilities of NSU (i) arising at any time prior to the Merger Effective Date, other than the NSU Assumed Liabilities, or
(ii) arising as a result of the Distribution (other than any liability of NSU for Taxes resulting from a breach of Section 2.07 by NSU after the Merger Effective Date).

     ORDERLY DISPOSITION AND REGISTRATION RIGHTS AGREEMENT: the Orderly Disposition and Registration Rights Agreement, dated December 21, 1995, between NSU and certain shareholders of NSU in the form of Exhibit E to the Merger Agreement.

     RECORD DATE: the close of business on the date to be determined by the NSU Board as the record date for the Distribution, which date shall be prior to the Merger Effective Date.

     REGISTRATION STATEMENT: that certain registration statement on Form S-1 registering under the Securities Act the Spinco Common Stock to be distributed in the Distribution.

     RELEASE DATE: the date upon which Spinco shall have taken one of the following actions with respect to each of the NSU Long-Term Liabilities:

     (i)  obtained a release and discharge of the NSU Long-Term Liabilities;

     (ii) provided evidence to NSU, after the Merger Effective Date, of the satisfaction of the NSU Long-Term Liabilities in a form reasonably satisfactory to NSU; or

     (iii) obtained an irrevocable stand-by letter of credit (the "L/C") approved as to issuer, form and content by NSU (which approval will not be unreasonably withheld), to be issued in favor of NSU for an amount at least equal to the present value of any remaining Liability with respect to the NSU Long-Term Liabilities, such present value calculation to be based on a discount rate of 6%.

     SECURITIES ACT: the Securities Act of 1933, as amended.

     SPINCO:  as defined in the first paragraph of this Agreement.

     SPINCO BOARD: the Board of Directors of Spinco.

     SPINCO BY-LAWS: the By-Laws of Spinco, substantially in the form of EXHIBIT A to be in effect at the Distribution Date.

     SPINCO CHARTER: the Restated Articles of Incorporation of Spinco, substantially in the form of EXHIBIT B, to be in effect at the Distribution Date.

     SPINCO COMMON STOCK: the Common Stock, par value $.01 per share, of Spinco.


     SPINCO EMPLOYEE: any individual who, prior to the Merger Effective Date, was employed by NSU or any Subsidiary of NSU and who, on or after the Merger Effective Date, or otherwise in connection with the Distribution, is employed by Spinco or a Subsidiary of Spinco.

     SUBSIDIARY: with respect to any entity shall mean each corporation in which such entity owns directly or indirectly fifty percent or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

     TAXES: any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

     TRANSFER EFFECTIVE DATE: the date, as determined by the NSU Board, on which the transfers of assets by NSU to Spinco and the assumption of liabilities by Spinco, as described in Section 2.02 shall be effective, which in any case shall be prior to the Merger Effective Date.

     U.K. LEASES: (i) the Lease of Unit 4 Bracknell Business Centre, Downmill Road,

Bracknell, Berkshire, United Kingdom dated August 1, 1984 between
Queensgate Developments Limited and The Burton Group Public Limited Company and assigned to C.E. Services (Europe) Ltd. (f.k.a. Landmark Communications Services Limited) guaranteed by C.E. Services, Inc. (as the successor in interest to Landmark Communications Services, Inc.) pursuant to a License to Assign dated March 15, 1990 and assumed by NSU in connection with the Stock Purchase Agreement by and between Amdahl Corporation and NSU dated May 5, 1995 and
pursuant to the terms of an Assumption Agreement dated                , 1995
between NSU and Queensgate Developments Limited, and (ii) the Lease of Unit 5 Bracknell Business Centre, Downmill Road, Bracknell, Berkshire, United Kingdom dated March 22, 1985, between Benton Nominees Limited and Robert David Grant and Susan Margaret Grant trading as Grants Electrical Supplies and assigned to C.E. Services (Europe) Ltd. (f.k.a. Landmark Communications Services Limited) and guaranteed by Richard Charles Jones and Dennis Leonard Western pursuant to a License to Assign dated June 28, 1991 and assumed by NSU in connection with a Stock Purchase Agreement by and between Amdahl Corporation and NSU dated May 5, 1995 and pursuant to the terms of an Assumption Agreement dated __________, 1995 between NSU and Benton Nominees Limited.

     Section 1.02 EXHIBITS, ETC. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" or an "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement.

                                  ARTICLE II
                     REORGANIZATION AND RELATED TRANSACTIONS

     Section 2.01 SEQUENCE OF EVENTS. It is the intention of the parties hereto that the transactions contemplated by this Article II shall, to the extent practicable, be effected in the order in which such transactions are set forth in this Article II.

     Section 2.02 TRANSFERS OF ASSETS; ASSUMPTION OF LIABILITIES. (a) Subject to the terms and conditions of this Agreement, effective at the start of business on the Transfer Effective Date:

     (i) NSU shall contribute and transfer to Spinco or a Spinco Subsidiary, as appropriate, all of NSU's right, title and interest in and to all of the NSU Transferred Assets.

     (ii) NSU shall assign and transfer, and Spinco shall assume, all of NSU's rights, benefits and Liabilities arising pursuant to and under all contracts, agreements, real and personal property leases, licenses, instruments, arrangements and commitments (collectively, "Contracts") entered into or made by NSU prior to the Merger Effective Date, other than the Contracts relating to the NSU Assumed Liabilities (the "Assumed Contracts"); PROVIDED, HOWEVER, that no Assumed Contract shall be assigned contrary to law or the terms of such Assumed Contract and, with respect to the Assumed Contracts that cannot be assigned or novated to Spinco on the Transfer Effective Date, the performance obligations of NSU thereunder shall, unless not permitted by such Assumed Contract, be subcontracted or subleased to Spinco until such Assumed Contract has been fully performed by Spinco or assigned or novated. NSU and Spinco shall use reasonable efforts to obtain all necessary consents and Spinco shall take all necessary actions to perform and complete all Assumed Contracts in accordance with their terms even if neither assignment, novation, subcontracting nor subleasing is permitted by the other party. As provided in Article V hereof, Spinco shall indemnify NSU from and against any Liabilities under the Assumed
     Contracts. NSU covenants and agrees that it shall promptly pay over to Spinco any amounts received by NSU after the Transfer Effective Date as a result of the performance by Spinco of any of the Assumed Contracts.

     (iii) Spinco shall assume and agrees to pay, perform or discharge all the NSU Transferred Liabilities.

          (b) Whether or not all of the NSU Transferred Assets or the NSU Transferred Liabilities shall have been legally transferred to Spinco as of the Transfer Effective Date, NSU and Spinco agree that, as of the Transfer Effective Date, Spinco shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all the NSU Transferred Assets together with all of NSU's rights, powers and privileges incident thereto, and shall be deemed to have assumed the NSU Transferred Liabilities and all of NSU's duties, obligations and responsibilities incident thereto.

     Section 2.03 ELIMINATION OF INTERCOMPANY ACCOUNTS. All intercompany receivables, payables and loans in existence as of the Merger Effective Date between NSU, on the one hand, and any NSU Subsidiary, on the other hand (other than accounts, if any, relating to intercompany contractual or other obligations which are to survive the Distribution as provided herein) shall be eliminated, as of the Merger Effective Date, without the transfer of cash, by dividend or capital contributions, as appropriate.

     Section 2.04 TRANSFERS NOT EFFECTED AT OR PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers and assumptions contemplated by this Article II shall not have been consummated on or prior to the Transfer Effective Date, the parties shall cooperate to effect such transfers and assumptions as promptly following the Transfer Effective Date as shall be practicable, it nonetheless being agreed and understood by the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article II to be consummated prior to the Transfer Effective Date and that this Section 2.04 shall in no way affect the indemnification obligations of the parties pursuant to Article V. Subject to the provisions of Section 3.02, nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or by operation of law cannot be transferred or assumed; provided that Spinco shall indemnify NSU against all NSU Transferred Liabilities pursuant to Section 5.01. In the event that any such transfer of the NSU Transferred Assets (other than capital stock of corporations to be transferred hereunder) or assumption of the NSU Transferred Liabilities has not been consummated, effective as of and after the Transfer Effective Date (i) NSU shall thereafter hold such assets for the benefit of Spinco (at the expense of Spinco) and retain any such Liabilities for the account of Spinco, and take such other action as may be reasonably requested by Spinco, at Spinco's expense, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or Liability been transferred as of the Transfer Effective Date, (ii) NSU shall, at Spinco's expense, continue to be bound under any agreements relating to the NSU Transferred Assets or NSU Transferred Liabilities that cannot be so transferred, and (iii) unless not permitted by law, Spinco shall pay, perform and discharge fully all obligations of NSU thereunder from and after the Transfer Effective Date and indemnify NSU for all indemnifiable losses arising out of such performance by Spinco pursuant to the provisions of
Article V hereto. NSU shall, without further consideration therefor, pay and remit to Spinco promptly all monies, rights and other considerations received in respect of any such performance. NSU shall exercise its rights and options under any such agreements relating to the NSU Transferred Assets or NSU Transferred Liabilities only as reasonably directed by Spinco, and at Spinco's expense. As and when any such asset or liability becomes transferable, such transfer shall be effected forthwith. Notwithstanding the foregoing, the parties shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state environmental laws.

     Section 2.05 NO REPRESENTATIONS OR WARRANTIES. Spinco understands and agrees that NSU is not, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any NSU Transferred Assets or (ii) as to the legal sufficiency to convey title to any such assets or the execution, delivery and filing of this Agreement, including, without limitation, any Conveyancing or Assumption Instruments, it being agreed and understood that all such assets are being transferred AS IS, WHERE IS, and that the party to which such assets are to be transferred hereunder shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that Spinco or any of its

Subsidiaries' title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

     Section 2.06 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfers of the NSU Transferred Assets other than capital stock and the assumptions of the NSU Transferred Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation.

     Section 2.07 TAX TREATMENT. During the two year period following the Merger Effective Date, NSU shall not, nor shall it permit Michael to do any of the following, and neither of them has any plan or intention to:

     (a)  liquidate Michael;

     (b) merge Michael with or into another corporation, unless Michael is the surviving corporation and the merger is not treated for tax purposes as a sale or other disposition of Michael common stock;

     (c) sell any shares of Michael Common Stock or cause Michael to issue any of shares of Michael Common Stock to any party other than NSU; or

     (d) sell any assets of NSU to any third party not otherwise an affiliate of the foregoing, except for (i) sales in the ordinary course of business or (ii) sales of assets if, after giving effect to such sales, Michael will retain at least 90% of the fair market value of its gross assets in active trades or businesses within the meaning of Section 355 of the Code.

provided, however, NSU or Michael may undertake any of the actions listed above if (i) Spinco consents thereto or (ii) NSU obtains either a tax opinion or a favorable private letter ruling from the Internal Revenue Service, in each case reasonably satisfactory to Spinco, to the effect that the actions to be undertaken would not adversely affect the tax free nature of the Merger or the Distribution to all of the parties thereto. The shareholders of record of NSU on the Record Date shall be third party beneficiaries of the provisions of this Section 2.07.

                                ARTICLE III
                              THE DISTRIBUTION

     Section 3.01 COOPERATION PRIOR TO THE DISTRIBUTION. Prior to the Merger Effective Date:

     (a) NSU and Spinco shall prepare and shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act. Once declared effective under the Securities Act, NSU shall mail to the holders of NSU Common Stock the prospectus included in the Registration Statement, which shall set forth appropriate disclosure concerning Spinco, the Distribution and other matters. NSU and Spinco shall also prepare, and Spinco shall file with the Commission, a Form 8-A, to register the Spinco Common Stock under the Exchange Act. NSU and Spinco shall use all reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

     (b) NSU and Spinco shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by Article VI.

     (c) NSU and Spinco shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Distribution and the other transactions contemplated by this Agreement.

     (d) NSU and Spinco shall prepare, and Spinco shall file and pursue, an application to permit listing of the Spinco Common Stock on the NASDAQ National Market.

     Section 3.02 NSU BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. The NSU Board shall, in its discretion, establish the Record Date, the
Transfer Effective Date and the Distribution Date (which shall be the same as the Merger Effective Date) and any appropriate procedures in connection with the Distribution. The Distribution is expressly conditioned on the prior consummation of the Merger. Additionally, in no event shall the Distribution occur (i) if at the Distribution Date NSU shall not have received an opinion of tax counsel or a private letter ruling from the IRS to the effect that the Distribution will qualify as a tax-free spin-off under Section 355 of the Code, and (ii) unless prior to such time the following conditions shall have been satisfied or waived by the parties hereto:

     (a) the transactions contemplated by Sections 2.02 hereof, shall have been consummated in all material respects;

     (b) the Spinco Common Stock shall have been approved for quotation on the NASDAQ National Market or listing on a national securities exchange, subject to official notice of issuance;

     (c) the Spinco Board, comprised as contemplated by Section 8.01, shall have been elected by NSU, as sole shareholder of Spinco, and the Spinco Charter and Spinco ByLaws shall have been adopted and shall be in effect;

     (d) the Registration Statement shall have been declared effective by the Commission and the Form 8-A relating to the shares of Spinco Common Stock to be distributed in the Distribution shall have become effective under the Exchange Act; and

     (e) all conditions precedent to the obligations of NSU and Michael under the Merger Agreement (other than consummation of the Distribution) shall have been satisfied or waived and the Merger shall have been consummated.

The satisfaction or waiver of such conditions shall create an obligation on the part of NSU to effect the Distribution on the Distribution Date.

     Section 3.03 THE DISTRIBUTION. On or prior to the Distribution Date, NSU shall deliver to the Agent the certificate for all of the outstanding shares of Spinco Common Stock which are owned by NSU. On the Distribution Date, after the Effective Time of the Merger, NSU shall deliver to the Agent an instruction to distribute as promptly as practicable following the Distribution Date to each holder of record of NSU Common Stock on the Record Date stock certificates evidencing such number of shares of Spinco Common Stock equal to the product of the Exchange Ratio times the number of shares of NSU Common Stock held of record by such holder on the Record Date and cash in lieu of any fractional share of Spinco Common Stock obtained in the manner provided in Section 3.04 hereof. If the number of outstanding shares of Spinco Common Stock exceeds the amount to be distributed in the Distribution, then the remaining shares shall be deemed to have been contributed by NSU to the capital of Spinco and retired and canceled. Spinco agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Spinco Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights. The Distribution shall, for all purposes under this Agreement, be deemed to have been effected at the time NSU delivers to the Agent the instruction directing the Agent to distribute the certificates evidencing Spinco Common Stock and cash in lieu of fractional shares.

     Section 3.04 FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Spinco Common Stock shall be issued as part of the Distribution, and in lieu of receiving fractional shares each holder of NSU Common Stock who would otherwise be entitled to receive a fractional share of Spinco Common Stock pursuant to the Distribution will receive cash for such fractional share. NSU and Spinco agree that NSU shall instruct the Agent to determine the number of whole shares and fractional shares of Spinco Common Stock allocable to each holder of record of NSU Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market pursuant to Rule 236 under the Securities Act, if available, at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale. Spinco shall bear the costs of commissions incurred in connection with such sale. If the Agent is unable to sell such shares in the open market pursuant to Rule 236, Spinco will pay to such holders of NSU Common Stock in lieu of any fractional share or amount of cash determined by multiplying (a) the average closing price per share of Spinco Common Stock on the NASDAQ National Market during the five days following the Distribution Date times (b) the fractional share interest to which such holder would otherwise be entitled.

                                  ARTICLE IV
                 SPINCO ASSUMPTION OF CERTAIN NSU INDEBTEDNESS

     Section 4.01 ASSUMPTION OF CERTAIN NSU INDEBTEDNESS. Spinco and NSU shall, on or prior to the Distribution Date, to the extent required under any indenture with respect to any of the outstanding debentures or any of the outstanding subordinated extendable or fixed time certificates, execute and deliver supplemental indentures or other agreements or instruments evidencing Spinco's assumption of NSU's obligations with respect to such outstanding debentures and subordinated extendable and fixed time certificates; PROVIDED, HOWEVER, that as provided herein, and as contemplated by the Merger Agreement, as between NSU and Spinco, the NSU Indebtedness is not an NSU Transferred Liability and NSU shall be responsible for the payment in full, in accordance with the terms thereof of all of the NSU Indebtedness and shall indemnify, pursuant to Section 5.02 of this Agreement, Spinco for any and all Liabilities with respect to the NSU Indebtedness.

                                 ARTICLE V
                               INDEMNIFICATION

     Section 5.01 INDEMNIFICATION BY SPINCO.

          (a) From and after the Merger Effective Date, Spinco shall indemnify, defend, assume and hold harmless NSU, Michael, all Michael Subsidiaries and Merger

Sub and any of them (together, the "NSU Indemnified Parties") from and against: (i) all Liabilities (other than the NSU Assumed Liabilities) of NSU or any NSU Subsidiary (other than Michael and its Subsidiaries), including any Subsidiary owned by NSU prior to the Merger Effective Date but not owned by NSU on the Merger Effective Date, arising out of: (A) the NSU Transferred Liabilities, specifically including the Assumed Contracts, and (B) the transactions contemplated under this Agreement, including the Distribution and any Taxes as a result of the Distribution (other than (X) any liabilities resulting from any breach by NSU, after the Merger Effective Date, of this Agreement, (Y) any liability of NSU for Taxes resulting from a breach by NSU, after the Merger Effective Date, of Section 2.07, and (Z) obligations, after the Merger Effective Date, expressly assumed by NSU hereunder); (ii) all Liabilities arising from any claim made by any shareholder of Spinco on or after the Distribution Date or by any shareholder or former shareholder of NSU prior to the Merger Effective Date relating to any act or omission of NSU on or prior to the Merger Effective Date in connection with the Merger or any of the other transactions as contemplated by the Merger Agreement; (iii) all Liabilities assumed by Spinco pursuant to Article VI; (iv) all Liabilities of Spinco or any Subsidiary of Spinco arising out of transactions or events entered into or occurring after the Merger Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Merger Effective Date with respect to Spinco or any Subsidiary of Spinco (other than the NSU Assumed Liabilities); (v) any breach of this Agreement by Spinco or any Subsidiary of Spinco after the Merger Effective Date; and (vi) damages, costs, and expenses including attorney's fees incurred in defending and settling claims for such Liabilities.

          (b) The obligations to indemnify the NSU Indemnified Parties shall be unconditional and shall not be subject to any claim of setoff, contribution or waiver, except as provided in Section 5.04.

     Section 5.02 INDEMNIFICATION BY NSU.

          (a) From and after the Merger Effective Date, NSU shall indemnify, defend, assume and hold harmless Spinco and any Spinco Subsidiary and any of them (together, the "Spinco Indemnified Parties") from and against: (i) all Liabilities of NSU, Michael or any Subsidiary of NSU or Michael arising out of transactions or events entered into or occurring after the Merger Effective Date, or any action or inaction, including but not limited to, contracts, commitments and litigation, with respect to, entered into or based upon transactions or events occurring after the Merger Effective Date with respect to NSU, Michael, any Subsidiary of NSU after the Merger Effective Date or any Subsidiary of Michael, other than any Liability arising out of the NSU Transferred Liabilities, including the Assumed Contracts; (ii) all Liabilities relating to the NSU Assumed Liabilities; (iii) all Liabilities of Michael or any Subsidiary of Michael arising before, on or after the Merger Effective Date;
(iv) all Liabilities arising from any
claim made by any current or former Michael shareholder or shareholder of NSU after the Merger Effective Date who was a Michael shareholder immediately prior to the Merger Effective Date relating to any act or omission of Michael in connection with the Merger or any of the other transactions contemplated in the Merger Agreement or this Agreement; (v) any breach of this Agreement by NSU after the Merger Effective Date; and (vi) damages, costs and expenses including attorney's fees incurred in defending and settling claims for such obligations, expenses or Liabilities.

          (b) The obligations to indemnify the Spinco Indemnified Parties shall be unconditional and shall not be subject to any claim of setoff, contribution or waiver, except as provided herein.

     Section 5.03 PROCEDURE FOR INDEMNIFICATION.

          (a) The Spinco Indemnified Parties or the NSU Indemnified Parties (each referred to hereinafter as an "Indemnified Party"), as the case may be, shall promptly give notice to the indemnifying party hereunder (the "Indemnifying Party") after obtaining knowledge of any claim, demand or request for payment against any Indemnified Party for any Liabilities indemnifiable hereunder and shall permit the Indemnifying Party to pay or assume the defense of such Liability, and any litigation arising from such Liability. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by the failure of the party seeking indemnification to give such notice or any delay by such party in giving such notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or the delay in giving, such notice. The failure by an Indemnifying Party to notify the Indemnified Party of its election to defend any such Liability within ten (10) days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such Liability.

          (b) If an Indemnifying Party assumes the defense of any Liability and any litigation that results from such Liability, then the obligations of the Indemnifying Party as to such litigation shall include employing counsel reasonably satisfactory to the Indemnified Party, taking all steps necessary in the defense or settlement of such litigation and holding the Indemnified Party harmless from and against any and all claims and expenses caused by or arising out of any settlement approved by the Indemnified Party or any judgment in connection with such litigation. Without the prior written consent of the Indemnified Party, the Indemnifying Parties shall not, in the defense of any such litigation, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a full release, in form reasonably satisfactory to the Indemnified Party, from all liability in respect of such litigation. The Indemnified Party shall be entitled to participate in the defense of any litigation at its own expense. If the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to select separate counsel reasonably satisfactory to the Indemnifying Party to assume such additional legal defenses, and to otherwise participate in the defense of such action on behalf of the Indemnified Party.

          (c) If the Indemnifying Party does not assume the defense of any Liability within ten (10) days after the Indemnified Party gives notice thereof to the Indemnifying Party, then the Indemnified Party may defend against such Liability and any litigation with respect thereto, in such manner as it deems appropriate and the Indemnified Party may settle any such litigation on such terms as it deems appropriate and the Indemnifying Party shall, in accordance with the provisions of Sections 5.01 or 5.02, as the case may be, reimburse the Indemnified Party for the amount of such settlement and for all losses and expenses, including attorney's fees, incurred by the Indemnified Party in connection with the defense of such Liability.

          (d) The Indemnified Party and the Indemnifying Party agree to cooperate with each other in resolving or attempting to resolve any claim as to which indemnification is sought under this Agreement and will permit the other party access to all books and records which might be useful for such purpose during normal business hours and at the place where such books and records are normally kept. The Indemnified Party and the Indemnifying Party further agree to make available, at reasonable times, such of their respective employees, officers and agents who may have knowledge of matters relating to any claim arising out of this agreement for the purpose of providing testimony or assisting in the preparation or prosecution of a defense to any claim by a third party as to which indemnification is sought under this Agreement.

          (e) Any dispute arising between the parties hereto as to the obligations under this Article V shall be resolved pursuant to Article X hereto. If there is no dispute with respect to any payment under this Article V from an Indemnifying party to an Indemnified Party, then within ten (10) days after written demand for such payment by the Indemnified Party, the Indemnifying Party shall pay to the Indemnified Party the amount of any loss, expense, damage or other payment suffered, incurred or made by the Indemnified Party against which the Indemnified Party is indemnified by the Indemnifying Party under this
Article V. In the event the Indemnifying Party fails to pay such undisputed amount within said ten (10) day period, or it is determined pursuant to the provisions of Article X that the Indemnifying Party is obligated to pay an amount which it had previously disputed, the Indemnified Party shall be entitled to collect the following from the Indemnifying Party: (i) interest from the date of the Indemnified Party's demand for payment on the amount owing to the Indemnified Party at the rate equal to the reference rate as publicly announced from time to time by First

Bank National Association plus two (2) percentage points, compounded monthly, until the full amount owing, including any interest, has been paid in full with all payments being applied first against accrued and unpaid interest, and (ii) all costs and expenses, including reasonable attorneys fees, incurred by the Indemnified Party in collecting the amounts owing from the Indemnifying Party under this Article V.

     Section 5.04 SET-OFF RIGHTS. If and when, as a result of the net operating loss carryforwards properly allocable to NSU from all Tax periods prior to or ending on the Merger Effective Date, NSU unconditionally realizes a benefit in the form of a reduction in the federal or state income Taxes which NSU would otherwise be obligated to pay, Spinco may set-off the amount of any such Tax savings against any Liability of Spinco under this Agreement (including the indemnification obligations under Section 5.01) or, in the event Spinco has already made payments pursuant to its indemnification obligations hereunder, NSU will reimburse Spinco for payments previously made by Spinco to or on behalf of an NSU Indemnified Party with respect to its obligations under this Agreement. The benefit shall not be finally and unconditionally determined for any year until such year is closed for any future adjustment of federal income Tax liability. Any amount set-off by Spinco or reimbursed to Spinco by NSU hereunder shall bear interest from and after the date that such benefit was reflected on the consolidated Tax return of NSU or taken into account in an NSU estimated Tax payment to the date of such off-set or reimbursement at the rate of 6% per annum. NSU shall promptly provide Spinco notice of each and every time it has filed a Tax report or return wherein it has claimed or used such Tax benefit.


                                  ARTICLE VI
                             EMPLOYEE BENEFIT PLANS

     Section 6.01 THE 401(K) SAVINGS PLAN. (a) As soon as practicable after the date hereof (i) effective as of the Merger Effective Date, Spinco shall assume and be solely responsible for, all Liabilities of NSU under the [NORTH STAR UNIVERSAL 401(K) SAVINGS PLAN] (the "Savings Plan") and (ii) prior to the Merger Effective Date, NSU agrees to take such actions as may be necessary in order for Spinco or a Subsidiary of Spinco effectively to maintain and administer such Savings Plan. Spinco and NSU shall each take, or cause to be taken, all such actions as may be necessary or appropriate in order to establish Spinco or a Subsidiary of Spinco as successor to NSU as to all rights, assets, duties and Liabilities of NSU under, or with respect to, the Savings Plan, including, but not limited to, the rights, assets, duties and Liabilities of NSU under, or with respect to, any and all trust agreements to the extent that they relate solely to the Savings Plan. Any action taken by NSU pursuant to this Section 6.01 after the Merger Effective Date shall be at Spinco's expense.

          (b) Upon Spinco or a Subsidiary of Spinco becoming the successor employer or successor plan sponsor to NSU or any of its subsidiaries under the Savings Plan, NSU agrees to take such actions as may be necessary to amend any trust agreement required to be amended in order for Spinco or a Subsidiary of Spinco effectively to assume and administer the Savings Plan.

          (c) Transfers pursuant to this Section 6.01 shall be effected, where practicable, so as to preserve each plan participant's investment election.

          (d) NSU and Spinco shall, in connection with the transfers described in this Section 6.01, cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date.

          (e) From and after the Merger Effective Date, NSU and its Subsidiaries thereafter shall cease to have any liability or obligation whatsoever with respect to the Savings Plan. As provided in Article V, Spinco shall indemnify NSU and such Subsidiaries against any such liability.

       Section 6.02   WELFARE PLANS.

          (a) Except as otherwise specifically provided in this Section 6.02, as of the Merger Effective Date, Spinco shall assume all Liabilities of NSU in connection with claims brought under any of NSU's or its Subsidiaries' medical, dental, life insurance, health, accident, disability or other welfare benefit plans in existence on or prior to the Merger Effective Date and from and after the Merger Effective Date, NSU and its Subsidiaries thereafter shall cease to have any such liability or obligation. From and after the Merger Effective Date, NSU shall no longer be a participating employer in such welfare benefit plans.

          (b) As of the Merger Effective Date, Spinco shall assume and shall be solely responsible for, all Liabilities of NSU in connection with claims for post-employment welfare benefits (including, but not limited to, medical, health and life insurance benefits) made by or in respect of (i) any Spinco Employee or
(ii) any employee of NSU prior to the Merger Effective Date who shall have retired or whose employment otherwise terminates on or before the Merger Effective Date, regardless of whether such claim shall relate to events which occurred prior or subsequent to the Merger Effective Date. Spinco shall also assume all "COBRA" continuation Liabilities of NSU as of the Merger Effective Date.

          (c) Prior to the Merger Effective Date, NSU and Spinco shall take all actions necessary and appropriate to effect the assumption of the NSU welfare plans by Spinco or a Subsidiary of Spinco and to provide the benefit coverage otherwise necessary to assume the Liabilities which are or shall become the responsibility of Spinco under this Section 6.02.

     Section 6.03 NSU EMPLOYEES. Effective as of the Merger Effective Date, Spinco agrees to assume the employment of all employees of NSU who have not resigned or been terminated on or prior to such date. Spinco shall assume and be solely responsible for all Liabilities in connection with claims made by or on behalf of such NSU employees in respect of salary, benefits, severance pay, salary continuation and similar obligations relating to the employment or the termination or alleged termination of the employment of any such person, regardless of whether such termination or alleged termination occurred prior to or subsequent to the Merger Effective Date.

     Section 6.04 OTHER LIABILITIES AND OBLIGATIONS. As of the Merger Effective Date, Spinco shall assume and be solely responsible for all Liabilities of NSU with respect to claims made by persons who were, prior to the Merger Effective Date, employees of NSU, relating to any employee liability or obligation not otherwise provided for in this Agreement.

     Section 6.05 PRESERVATION OF RIGHTS TO AMEND OR TERMINATE PLANS. No provisions of this Agreement shall be construed as a limitation on the right of Spinco or any Spinco Subsidiary to amend such plan or terminate its participation therein which Spinco or any Spinco Subsidiary would otherwise have under the terms of such plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or beneficiary of such employee under a plan which such employee or beneficiary would not otherwise have under the terms of the plan itself.

                                 ARTICLE VII
                                 TAX MATTERS

     Section 7.01 ALLOCATION OF ITEMS OF INCOME OR DEDUCTION FOR REPORTING PURPOSES. NSU, in consultation with and subject to the approval of Spinco, shall either (i) cause Spinco to close its permanent books and records (including work papers) as of the Distribution Date, in accordance with Treasury Regulations Section 1.1502-76(b)(2) in order to permit Spinco's taxable income for the taxable period ending on the Distribution Date to be reported and determined on the basis of income shown on its permanent books and records (including work papers) or (ii) allocate items of income or deduction between tax periods ending on or before the Distribution Date and tax periods beginning after the Distribution Date in accordance with Treasury Regulations Section 1.1502-76(b)(2)(ii).

     Section 7.02 SPINCO INDEMNIFICATION FOR TAX PERIODS PRIOR TO DISTRIBUTION DATE. Spinco agrees to indemnify and hold harmless NSU from and against any liability for Taxes attributable to NSU or Spinco (specifically including for all purposes of this Article VII, Taxes attributable to all NSU Transferred Assets and NSU Transferred Liabilities transferred pursuant to Article II) for Tax periods or portions thereof ending on or before the Distribution Date. For purposes of this Section 7.02, "Spinco" shall mean Spinco, itself, as well as all of its Subsidiaries eligible to be included in a consolidated federal income tax return filed by Spinco as the common parent, including any Subsidiary owned by NSU prior to the Merger Effective Date but not then owned by NSU, and "NSU" shall mean NSU, itself, as well as all of its Subsidiaries eligible to be included in a consolidated federal income tax return filed by NSU as the common parent.

     Section 7.03 NSU LIABLE FOR FILING AND PAYMENT OF SPINCO'S TAXES PRIOR TO DISTRIBUTION DATE. NSU, in consultation with and subject to the approval of Spinco, shall, at Spinco's expense, file (or shall cause to be filed) all tax returns of Spinco for tax periods ending on or before the Distribution Date. NSU shall, to the extent permissible, include (or cause to be included) the results of the operations of Spinco in NSU's consolidated federal tax return and in any other consolidated, unitary, or combined tax return for tax periods ending on or before the Distribution Date and shall, subject to the indemnification obligations under Section 7.02, pay all Taxes due for such periods with respect to Spinco.

     Section 7.04 SPINCO LIABLE FOR FILING AND PAYMENT OF ITS OWN TAXES FOR TAX PERIODS BEGINNING PRIOR TO DISTRIBUTION DATE AND ENDING AFTER DISTRIBUTION DATE. Spinco shall file (or shall cause to be filed) all Tax returns of Spinco for any Tax period which begins before the Distribution Date and ends on or after the Distribution Date. Spinco shall also file (or shall cause to be filed) all Tax returns of Spinco for all subsequent Tax periods. Accordingly, Spinco shall pay all Taxes shown as due on such returns or ultimately determined to be due with respect to such periods and shall be entitled to keep and retain for itself any refunds of Taxes or credits paid on behalf of or made available to it. All Tax returns and any schedules to be included therewith for the Tax period which begins before the Distribution Date and ends after the Distribution Date shall be prepared on a basis consistent with those prepared for prior Tax periods and consistent with the method used by NSU to allocate items of Spinco's income or deduction for the Tax period ending on the Distribution Date pursuant to Section 7.01 hereof, and shall be subject to the approval of NSU prior to being filed by Spinco, which approval shall not be unreasonably withheld.

     Section 7.05 SPINCO'S RIGHT TO MAKE SECTION 172(B)(3) ELECTION AND QUALIFIED RIGHT TO SUBSEQUENT REFUND. Spinco shall have the right and option to make an election pursuant to Section 172(b)(3) of the Code to carry forward any of its net operating losses incurred in tax periods beginning after the Distribution Date which, if carried back, would be carried back to a tax period ending on or before the Distribution Date. Notwithstanding the foregoing, whether or not Spinco makes such an election, Spinco shall be entitled to any and all tax refunds, whether received by NSU or Spinco, that result from a carryback of net operating losses or credits of Spinco arising in a tax period beginning after the Distribution Date to a tax period ending on or before the Distribution Date.

     Section 7.06 SCOPE OF NSU'S POWER TO NEGOTIATE SETTLEMENT DURING AUDIT FOR PERIODS AFTER THE MERGER EFFECTIVE DATE. In the event that any Taxing authority conducts an audit to determine the amount of any net operating loss carryforwards of NSU as of the Merger Effective Date for any Tax period beginning after the Distribution Date, NSU shall notify Spinco and allow Spinco to participate with NSU in contesting such issue and each party shall pay its own expenses relating to the contesting of such issue. Notwithstanding the foregoing, NSU shall have the right to finally resolve such issue.

     Section 7.07  RIGHTS OF PARTIES WITH RESPECT TO AN ASSERTED TAX
LIABILITY.   Promptly after receipt by NSU of a written notice of any demand, claim or circumstance, including any Tax audit, which, after the lapse of time, would or might give rise to a claim or commencement of any action, proceeding, or investigation with respect to which indemnity may be sought under Section 7.02 hereof (an "Asserted Tax Liability"), NSU shall give written notice thereof to Spinco (the "Tax Claim Notice"). The Tax Claim Notice shall contain factual information (to the extent known to NSU) describing in reasonable detail the Asserted Tax Liability and shall include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. If NSU fails to give Spinco prompt notice of an Asserted Tax Liability as required by this Section 7.07, and if such failure results in an irrevocable financial detriment to Spinco, then any amount which Spinco is otherwise required to pay NSU pursuant to Section
7.02 hereof with respect to such Asserted Tax Liability shall be reduced by the amount of such irrevocable financial detriment. Spinco may elect to direct, through counsel of its own choosing reasonably acceptable to NSU and at its own expense, the compromise or contest, either administratively or in the courts, of any Asserted Tax Liability. If Spinco elects to direct the compromise or contest of any Asserted Tax Liability, it shall, either within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner, if the nature of the Asserted Tax Liability so requires) notify NSU of its intent to do so, and NSU shall cooperate at its own expense in the compromise or contest of such Asserted Tax Liability. Spinco, at its discretion, may enter into a settlement agreement with respect to, or otherwise resolve, any Asserted Tax Liability without the express consent of NSU, unless such settlement affects the Tax returns of NSU after the Merger Effective Date, in which case the consent of NSU shall be required and shall not be unreasonably withheld. If Spinco (1) within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner, if the nature of the Asserted Tax Liability so requires) notifies NSU that it has elected not to direct the compromise or contest of the Asserted Tax Liability, or (2) fails to properly notify NSU within such period of its election to direct or not to direct the compromise or contest of the Asserted Tax Liability, NSU may pay, compromise, or contest at its own expense and in its sole discretion such Asserted Tax Liability. If NSU or Spinco elects to direct the compromise or contest of any liability for Taxes as provided herein, the other party shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representative of the empowered party as the empowered party may designate to represent the empowering party in any audit, claim for refund or administrative or judicial proceeding insofar as such audit, claim for refund or proceeding involves an asserted liability for Taxes for which Spinco would be liable under Section
7.02 hereof. For all purposes of this Section 7.07, the right to participate in all proceedings either administratively or in the courts relating to an Asserted Tax Liability shall include the right to attend and be kept fully informed of all of the foregoing but shall not include, unless expressly provided for herein, the power to compromise, contest or make any other decisions with respect to an Asserted Tax Liability.

     Section 7.08 MUTUAL DUTY TO COOPERATE AND ACT IN GOOD FAITH WITH RESPECT TO FILING OR AMENDING OF RETURNS, CLAIMING REFUNDS, OR CONDUCTING AUDIT. NSU and Spinco shall provide each other with such cooperation and information as either reasonably may request of the other in filing any tax return, amended return, or claim for refund, in determining a liability for Taxes or a right to a refund of Taxes, or in conducting any audit or proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. NSU shall make available to Spinco, with respect to all tax years in which Spinco was includable in NSU's affiliated group (as defined in Section 1504 of the Code) copies of all work papers and schedules relating to the preparation of Spinco's pro forma federal and state income tax returns which were included in NSU's federal consolidated and state income tax returns which are necessary to reconcile such pro forma returns with the amounts actually included in such consolidated returns. NSU and Spinco shall make available to each other all other books and records relating to Taxes of Spinco with respect to all tax years in which Spinco was includable in NSU's affiliated group (as defined in Section 1504 of the Code). NSU and Spinco agree to maintain and preserve for a period of eight (8) years after the period to which such documents relate, and, upon written request, to provide to the other party, such factual information as that party reasonably requires for filing tax returns, tax planning, and contesting any tax audit that only NSU or Spinco, as the case may be, actually possesses.

                                ARTICLE VIII
                         CERTAIN ADDITIONAL MATTERS

     Section 8.01 THE SPINCO BOARD. Spinco and NSU shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, the following [five]persons as directors of Spinco:







     Section 8.02 SPINCO CHARTER AND BY-LAWS. Prior to the Merger Effective Date, Spinco shall adopt the Spinco Charter and the Spinco By-Laws and shall file the Spinco Charter with the Secretary of State of the State of Minnesota.

     Section 8.03 NSU LONG-TERM LIABILITIES; MINIMUM VALUE OF SPINCO.

          (a) RELEASE DATE. Prior to the third anniversary of the Merger Effective Date, Spinco shall have caused the Release Date to have occurred with respect to each of the NSU Long-Term Liabilities.

          (b) MINIMUM VALUE. Spinco shall not (A) pay any dividends, whether in cash or in property, or make any other distribution to its shareholders, or redeem any of its capital stock for cash or property, (B) sell, transfer or dispose of any material amount of its assets in a single transaction or related series of transactions, except in the ordinary course of its business or for fair value, or (C) sell, transfer or dispose of all or substantially all of its assets or engage in any merger, consolidation or reorganization unless (X) in the case of the sale, transfer or other disposition of all or substantially all of its assets, the purchaser assumes the obligations of Spinco (jointly and severally with Spinco) under this Agreement, (Y) in the case of a merger, consolidation or reorganization, the surviving entity assumes the obligations of Spinco under this Agreement, or (Z) the Market Value (as defined below) of Spinco immediately after giving effect to such dividend, distribution, redemption or other transaction is at least equal to the following amounts during the following periods:

     (i) $9,000,000 during the period beginning on the Merger Effective Date and continuing to the later to occur of (x) the Release Date or (y) the third anniversary of the Merger Effective Date;

     (ii) $3,000,000 during the period from the end of the period referenced in clause (i) above and continuing to the fifth anniversary of the Merger Effective Date.

The term "Market Value" shall mean the greater of: (a) the market capitalization of Spinco's outstanding equity securities, if Spinco is a publicly traded company, or (b) the net book value of Spinco computed in accordance with generally accepted accounting principles, except that securities owned by Spinco which are publicly traded shall be valued at their market value without any adjustment for lack of liquidity or control premium, but reduced for any taxes payable on the disposition of such securities, taking into account any and all tax benefits (E.G., net operating loss carryforward, tax credits, deductions or exclusions) available to Spinco and using Spinco's then applicable effective tax rate for purposes of such calculations.

     Section 8.04 ADJUSTMENT FOR DISSENTING SHARES LIABILITY. If the actual amount paid after the Merger Effective Date with respect to the Dissenting Shares (the "Actual Payment") is less than the Dissenting Shares Holdback, then within ten days after the date of determination of the Actual Payment, NSU shall pay to Spinco by wire transfer of immediately available funds to a designated account the amount of such shortfall. Notwithstanding anything herein or in the Merger Agreement to the contrary, with respect to the Dissenting Shares and the Dissenting Shares Liability, NSU agrees that it shall promptly give notice to Spinco after obtaining knowledge of any threatened or pending claim regarding the Dissenting Shares or the Dissenting Shares Liability and Spinco shall, at its expense, assume and direct the negotiation, settlement or defense of such claim and any litigation arising from such claim, and NSU agrees to cooperate with Spinco in resolving or attempting to resolve any such claim or litigation; provided that Spinco shall not, without NSU's prior consent, settle any such claim after the Merger Effective Date if such settlement may result in the Dissenting Shares Liability exceeding the Dissenting Shares Holdback.

     Section 8.05 NSU COVENANTS.

          (a) From and after the Merger Effective Date, NSU shall be solely responsible for the payment, performance and discharge of the NSU Assumed Liabilities and shall pay, perform and discharge the NSU Assumed Liabilities in accordance with the governing instruments and applicable laws related thereto. Subject to the prior consummation of the Merger, NSU covenants and agrees to repay in full all of the NSU Indebtedness not later than six months after the Merger Effective Date, all such repayments (excluding any payments made with respect to any instruments that have matured or otherwise become due and payable in accordance with their respective terms prior to such repayment date) to be effected on or about the same date.

                                   ARTICLE IX
                        ACCESS TO INFORMATION AND SERVICES

     Section 9.01 PROVISION OF CORPORATE RECORDS. NSU shall arrange as soon as practicable following the Distribution Date for the transportation at Spinco's cost to Spinco of existing corporate records in its possession relating to the NSU Transferred Assets and the NSU Transferred Liabilities, including original corporate minute books, stock ledgers and certificates and corporate seals of Spinco and the Spinco Subsidiaries, and all active agreements, active litigation files and filings with governmental agencies, except to the extent such items are already in the possession of Spinco or a Spinco Subsidiary. NSU shall also provide to Spinco, unless already in the possession of Spinco or a Spinco Subsidiary and only to the extent that NSU maintains them, lists of trademarks, patents (design and mechanical) and copyrights included in the Spinco Assets. Such records shall be the property of Spinco, but shall be available to NSU for review and duplication until NSU shall notify Spinco in writing that such records are no longer of use to NSU.

     Section 9.02 ACCESS TO INFORMATION. From and after the Distribution Date, NSU shall afford to Spinco and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within NSU's possession relating to Spinco, the NSU Transferred Assets or the NSU Transferred Liabilities, insofar as such access is reasonably required by Spinco. Information may be requested under this Article IX for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     Section 9.03 PROVISION OF SERVICES. In addition to any services contemplated to be provided following the Distribution Date by this Agreement, each party, upon written request, shall make available to the other party, during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, employee benefits and similar staff and services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution.

     Section 9.04 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Spinco and NSU shall use reasonable efforts to make available to the other upon written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     Section 9.05 REIMBURSEMENT. Except to the extent otherwise contemplated by this Agreement, a party providing Information or Services to the other party under this Article IX shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such

Information or Services.

     Section 9.06 RETENTION OF RECORDS. Except as otherwise required by law, or agreed to in writing, each of NSU and Spinco shall retain, and shall cause its Subsidiaries to retain, for a period of at least eight years following the Distribution Date, all information relating to the other and the other's subsidiaries.

     Section 9.07 CONFIDENTIALITY.   NSU and Spinco shall hold, and shall
cause their respective officers, employees, agents and consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all confidential information concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) available to such party on a non-confidential basis prior to its disclosure by the other party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Section
9.07. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                     ARTICLE X
                                DISPUTE RESOLUTION

     Section 10.01 MEDIATION AND BINDING ARBITRATION. If a dispute arises between NSU and Spinco as to the interpretation of this Agreement or any other agreement entered into pursuant hereto, including, without limitation, any indemnification obligations pursuant to Article V, NSU and Spinco agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the dispute.

     Section 10.02 INITIATION. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

     Section 10.03 SUBMISSION TO MEDIATION. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Center for Public Resources Model ADR Procedure - Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation.

     Section 10.04 SELECTION OF MEDIATOR. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

     Section 10.05 MEDIATION AND ARBITRATION. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a panel of three arbitrators, in Minneapolis, Minnesota, selected in accordance with the provisions of Section 10.06 hereof. The arbitration shall be governed by the Rules of the American Arbitration Association then in effect and as modified herein, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Article X shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Article X. The parties agree that any legal remedy available to a party with respect to a breach of this Article X will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Article X.

     Section 10.06 SELECTION OF ARBITRATORS. The parties shall have 10 days from the end of the mediation period to agree upon mutually acceptable neutral persons not affiliated with either of the parties to act as arbitrators. If the panel of arbitrators has not been selected within such time, the parties agree jointly to request the Center for Public Resources or another mutually agreed-upon organization to supply within 10 days a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of arbitration without the prior consent of both parties, except as required to fulfill applicable disclosure and reporting requirements, or as otherwise required by law.

     Section 10.07 COST OF ARBITRATION. Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Article X, and instead commences any other proceeding, including litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

                                    ARTICLE XI
                                   MISCELLANEOUS

     Section 11.01 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Schedules and Exhibits and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to the subject matter.

     Section 11.02 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     Section 11.03 EXPENSES. All costs and expenses arising prior to the Distribution Date (whether or not then payable) in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid in accordance with Section 6.2 of the Merger Agreement.

     Section 11.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the principles of conflicts of laws thereof.

     Section 11.05 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

     To NSU:

     with a copy to:



     To Spinco:








     with a copy to:








     Section 11.06 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     Section 11.07 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 11.08 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Merger Effective Date by and in the sole discretion of the NSU Board without the approval of Spinco or NSU's shareholders. In the event of such termination, no party shall have any liability of any kind to any other party.

     Section 11.09 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party which is contemplated to be a subsidiary of such party on and after the Distribution Date.

     Section 11.10 NO THIRD PARTY BENEFICIARIES. Except for the provisions of Article

V relating to Indemnified Parties and as specified in Section 2.07, this Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 11.11 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 11.13 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

                                    NORTH STAR UNIVERSAL, INC.


                                    By

                                    Name

                                    Its



                                    NEW HOLDING COMPANY, INC.


                                    By

                                    Name

                                    Its

                                                                       Exhibit D

                              FORM OF NEW ARTICLES

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           NORTH STAR UNIVERSAL, INC.

     We, the undersigned, respectively the President and Secretary of North Star Universal, Inc., a corporation subject to the provisions of Minnesota Statutes Chapter 302A., known as the Minnesota Business Corporation Act, do hereby certify that at a meeting of the shareholders of said corporation duly called and held at _______________________, at _____ p.m. on _________________________,
1996, pursuant to notice mailed to all shareholders entitled to vote thereon, the following Amended and Restated Articles of Incorporation were adopted by a majority vote of all of the shares of stock present at such meeting and entitled to vote to supersede and take the place of the existing articles of incorporation and all amendments and restatements thereto, to wit:

                                   ARTICLE I.
                                      Name

     The name of this corporation shall be Michael Foods, Inc.

                                   ARTICLE II.
                                     PURPOSE

     This corporation shall have general business purposes.

                                  ARTICLE III.
                                REGISTERED OFFICE

     The registered office of this corporation shall be 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota, 55416, County of Hennepin.

                                   ARTICLE IV.
                                  CAPITAL STOCK

     This corporation shall have authorized capital stock consisting of 50,000,000 shares, which shall be composed of 40,000,000 shares of common stock having a par value of $.01 per share and 10,000,000 undesignated shares. Each share of common stock shall be entitled to one vote on all matters presented to the shareholders for a vote.

     The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series. The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding to holders of shares of another class or to effectuate share dividends, splits, or conversions of its outstanding shares.

                                   ARTICLE V.
                           CERTAIN SHAREHOLDER RIGHTS.

     Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the corporation. No shareholder shall be entitled to cumulative voting rights.

                                   ARTICLE VI.
                                    DIRECTORS

     1. The business of this corporation shall be managed by or under the direction of a board of directors consisting of not less than three (3) directors. Directors need not be shareholders of the corporation. The Board of Directors in its discretion may elect honorary directors who shall serve without voting power.

     2. Directors shall be elected for a term of one (1) year and until their successors are elected and qualified. If any vacancy occurs in the board of directors, the remaining directors, by the affirmative vote of a majority thereof, shall elect a director or directors to fill the vacancy until the next regular meeting of the shareholders.

     3. The directors shall have all of the powers conferred upon directors by the Minnesota Business Corporation Act.

     4. An action required or permitted to be taken by the board of directors of this corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors are present except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the board of directors.

     5. To the full extent permitted by the Minnesota Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Minnesota Business Corporation Act.

                                  ARTICLE VIII.

     The private property of the shareholders of this corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     IN TESTIMONY WHEREOF, we have hereunto set our hands this _____ day of _______________________, 1996.

                                         ____________________________________
                                          . . . . . . . . .GREGG A. OSTRANDER
                                          . . . . . . . . . . . . . President



                                         ___________________________________
                                         . . . . . . . . .JEFFREY M. SHAPIRO
                                         . . . . . . . . . . . . . Secretary



STATE OF MINNESOTA  )
                         ) ss.
COUNTY OF HENNEPIN  )

   The foregoing instrument was acknowledged before me this ____ day of ________________, 1996, by Gregg A. Ostrander and Jeffrey M. Shapiro, President and Secretary respectively of North Star Universal, Inc., a Minnesota corporation, on behalf of the Corporation.



                ________________________________
                Notary Public

                                                                       Exhibit E

                         FORM OF ORDERLY DISPOSITION AND
                          REGISTRATION RIGHTS AGREEMENT

              ORDERLY DISPOSITION AND REGISTRATION RIGHTS AGREEMENT

   This Agreement made and entered into this ______ day of December, 1995, by and between NORTH STAR UNIVERSAL, INC., a Minnesota corporation, which, upon the effective date of the Merger defined in the first recital hereof, will be the parent corporation to the surviving corporation resulting from the merger of Merger Sub and Michael as described in the first recital hereof ("Michael Minnesota)", and 4J2R1C, a Minnesota limited partnership, 3J2R, a Minnesota limited partnership, JAMES H. MICHAEL and JEFFREY J. MICHAEL (such individuals and partnerships, together with any immediate family members of such individuals or any corporation, partnership of trust in which such individuals or their immediate family members are the sole shareholders, partners or beneficiaries thereof, to be hereinafter collectively referred to as the "Michael Shareholders").

   WITNESSETH:

   WHEREAS, Michael Minnesota is a party to an Agreement and Plan of Reorganization dated December ___, 1995 (the "Merger Agreement") providing for the merger (the "Merger") of NSU Merger Co. ("Merger Sub"), a newly formed Delaware corporation and wholly-owned subsidiary of Michael Minnesota, with and into Michael Foods, Inc., a Delaware corporation ("Michael"), as the surviving corporation; and

   WHEREAS, under Section 6.16 of the Merger Agreement, Michael Minnesota agreed to execute and deliver and to cause the Michael Shareholders to execute and deliver this Orderly Disposition and Registration Rights Agreement.

   NOW THEREFORE, IN CONSIDERATION of the premises and of the terms and conditions hereinafter set forth, the parties agree as follows:

   1. DEFINITIONS. Unless the context otherwise requires or unless otherwise defined in this agreement, capitalized terms shall have the meanings ascribed to them in the Merger Agreement. Any references to Michael Minnesota shall include North Star Universal, Inc. and Michael Minnesota from and after the consummation of the Merger and the change of its name to Michael Foods, Inc.

   2. ACTIONS PENDING EFFECTIVE TIME. From the date of this Agreement until the Effective Time, the Michael Shareholders, individually and collectively, shall:

   a. not sell or offer to sell, hypothecate or transfer any shares of Michael Minnesota common stock, except that this limitation shall not apply to sales of Michael Minnesota common stock made pursuant to Rule 144 of the Securities and Exchange Commission (the "SEC"), or the pledge of Michael Minnesota common stock to secure surety bonds for Michael-Curry Companies, Inc. or transfers of Michael Minnesota common stock among Michael Shareholders;

   b. vote in favor of the Merger, the Spinoff, the Reverse Stock Split and the election of directors nominated by Michael Minnesota management at any meeting of shareholders duly called and held for such purposes; and

   c. prepare and file any pre-merger notification to the Federal Trade Commission required in connection with the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules of the Federal Trade Commission thereunder.

   3. RESTRICTIONS UPON DISPOSITION. For a period of twenty-four (24) months following the Effective Date, the Michael Shareholders, individually or collectively, shall not:

   a. sell or offer to sell shares of common stock of Michael Minnesota exceeding five percent (5%) of the then outstanding shares of common stock of Michael Minnesota to any person or group in any single transaction or series of transactions without providing to Michael Minnesota the first right to buy such shares as provided in Section 5 below;

   b. sell or offer to sell any shares of common stock of Michael Minnesota to any person or group which owns five percent (5%) or more of the outstanding common stock of Michael Minnesota without providing to Michael Minnesota the first right to buy such shares as provided in Section 5 below; or

   c. pledge, hypothecate, or encumber any shares of Michael Minnesota owned by any of the Michael Shareholders except to secure surety bonds obtained by Michael-Curry Companies, Inc.

For purposes of this agreement, the term "group" shall mean any two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of common stock of Michael Minnesota.

   4. SHARES COVERED. This agreement shall apply to all shares of common stock of Michael Minnesota which are owned by the Michael Shareholders at the date of this agreement or which are acquired by the Michael Shareholders prior to the Effective Date or as a result of the Merger, but shall not apply to any shares of common stock of Michael Minnesota which are purchased or otherwise acquired by any of the Michael Shareholders subsequent to the Effective Date unless such shares were subject to this agreement at the time they were so acquired by a Michael Shareholder.

   5. OPTION TO PURCHASE. Upon the occurrence of any of the events described in Section 3(a) or (b), the Michael Shareholders or Shareholder proposing to sell or offer shares of common stock of Michael Minnesota shall provide written notice thereof to Michael Minnesota and shall offer to Michael Minnesota the right to purchase such shares. The notice shall state the number of shares offered and the price per share and any other conditions of the proposed sale or offer and shall include a copy of any written document setting forth the terms of the proposed sale or offer between the Michael Shareholders and the purchaser or offeree. Michael Minnesota shall have twenty (20) days from its receipt of such notice within which to purchase the shares so offered. In the event Michael Minnesota does not complete the purchase within such twenty (20) day period, the Michael Shareholders or Shareholder sending the notice shall be permitted for a period of thirty (30) days thereafter to sell Michael Minnesota shares equal in number to the shares offered in such notice free of any restrictions of this agreement at a price no less than the purchase price per share set forth in such notice and under terms and conditions no more favorable to the purchaser than the terms and conditions offered to Michael Minnesota in such notice.

   6. TENDER OFFER. The restrictions set forth in Section 3 and the option to purchase granted to Michael Minnesota in Section 5 shall not apply if a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock and the management of Michael Minnesota does not, within seven (7) days of the commencement of such tender offer, announce its opposition to the tender offer. Notwithstanding the foregoing, the following additional terms and conditions shall apply in the event of a tender offer:

   a. In the event that one or more of the Michael Shareholders has offered shares to Michael Minnesota pursuant to Section 5 hereof and, prior to acceptance of such offer by Michael Minnesota, a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock, Michael Minnesota shall, within twenty (20) days of the date such Michael Shareholder(s) have made such offer, have the right to acquire the shares offered by such Michael Shareholder(s) at the higher of the price offered by the Michael Shareholder(s) or the tender offer price, regardless of whether Michael Minnesota's management has announced it opposition to such tender offer.

   b. In the event that one or more of the Michael Shareholders has offered shares to Michael Minnesota pursuant to Section 5 hereof and, following acceptance of such offer by Michael Minnesota but prior to the closing of such transaction, either a tender offer is made for all or substantially all of the outstanding Michael Minnesota common stock or the management of Michael Minnesota rescinds an earlier opposition to such a tender offer, Michael Minnesota shall have the option of (a) rescinding its agreement to purchase the shares from such Michael Shareholder(s) within two (2) days of the commencement of such tender offer or its announcement of its rescindment of its opposition to the tender offer; or (b) acquiring such shares at the higher of the price offered by such Michael Shareholder(s) at the tender offer price.

   7. LEGEND. Each of the Michael Shareholders shall forthwith deliver to the secretary of Michael Minnesota all certificates representing shares of common stock of Michael

Minnesota which are subject to this agreement for the purpose of placing thereon the following legend:

     "The shares represented by this certificate are subject to certain restrictions on the transfer, sale or other disposition of the shares pursuant to an agreement dated ________________, 1995 between the issuer and the registered owner hereof, a copy of which may be obtained from the secretary of the corporation."

The secretary shall promptly return the legended certificates to the Michael Shareholders.

   8. DIRECTORS. For a period of twenty-four (24) months following the Effective Date, the Board of Directors of Michael Minnesota shall include representatives of the Michael Shareholders as provided below. The first board of directors of Michael Minnesota at the Effective Date shall include Jeffrey J. Michael and Miles E. Efron or other substitute nominees of the Michael Shareholders if either of them are unable or unwilling to serve as representatives of the Michael Shareholders. Within thirty (30) days following the end of each calendar year after the Effective Date and within the twenty-four (24) months following the Effective Date, the Michael Shareholders shall give notice to Michael Minnesota of their nominee or nominees for Board of Directors. If the Michael Shareholders collectively own 10% or more of the outstanding common stock of Michael Minnesota, they shall be entitled to nominate two (2) directors. If the Michael Shareholders own less than 10% of the outstanding common stock of Michael Minnesota, they shall be entitled to nominate one (1) director. Notice hereunder shall be given by Jeffrey J. Michael, as representative of all the Michael Shareholders.

   9.  REGISTRATION RIGHTS.

   a. PIGGYBACK RIGHTS. If at any time within twenty-four (24) months following the Effective Date, Michael Minnesota proposes to register common stock under the Securities Act of 1933, as amended (the "Securities Act") in connection with a public offering of common stock for its own account solely for cash (other than a registration on form S-4 or S-8 or any successor form thereof) in a manner that would permit registration of all or a portion of the Michael Minnesota common stock owned by the Michael Shareholders, it will give prompt notice thereof to the Michael Shareholders. Upon written notice of any Michael Shareholders to Michael Minnesota received within fifteen (15) days after delivery of notice of the proposed offering by Michael Minnesota, Michael Minnesota will use its best efforts to effect the registration of the Michael Minnesota shares covered by such notice under the Securities Act; provided, however, that Michael Minnesota shall have the right to abandon the registration in its entirety at any time and shall not be required to register shares of the Michael Shareholders if the underwriters in any underwritten offering reasonably object to the inclusion of such shares in the registration, and provided further, that in any underwritten offering, the Michael Shareholders participating in the registration agree to sell their shares to the underwriters on the same terms and conditions as apply to Michael Minnesota, with such differences as customarily apply in combined primary and secondary offerings.

   b.  REQUESTED REGISTRATION.  If, at any time commencing on the Effective
Date and continuing for a period of twenty-four (24) months thereafter, Michael Minnesota shall receive a written request from one or more Michael Shareholders that Michael Minnesota effect the registration under the Securities Act of all or a part of such Michael Shareholder's(') shares of Michael Minnesota common stock constituting in the aggregate at least 500,000 shares (such number of shares to be adjusted to reflect any stock split, stock dividend or other combination or reclassification of Michael Minnesota's capital stock after the Effective Date) and requesting that such shares be sold in a registered public offering in accordance with this Section 9, then Michael Minnesota will, within ten (10) days after receipt thereof, give notice to all other Michael Shareholders of the receipt of such request and each such holder may elect by written notice received by Michael Minnesota within ten (10) days from the date of the notice by Michael Foods to have all or part of his shares of Michael Minnesota common stock included in such registration; provided, however, that the Michael Shareholders collectively shall only have the right to cause Michael Minnesota to effect a registration pursuant to this section on two occasions during such twenty-four (24) month period. Upon receipt of such notice, Michael Minnesota will, as soon as practicable, use reasonable efforts to effect the registration under the Securities Act of all registrable securities which it has been so requested to register and provided further, that Michael Minnesota: (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration; (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of one hundred twenty (120) days, the filing of any registration statement otherwise required to be prepared pursuant to this section if Michael Minnesota is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such offer would, in its opinion, be adversely effected by the registration so requested; and (iii) shall be entitled to postpone such requested registration for up to 120 days if Michael Minnesota determines, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interest of Michael Minnesota at such time.

   c. FORM OF REQUESTED REGISTRATION. All registrations proposed to be effected under this Section shall be made on Form S-3 unless the registration shall be in connection with underwritten public offering and the managing underwriter shall advise Michael Minnesota in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering. In such case, the registration shall be effected on such other form. During the term of this agreement, Michael Minnesota shall take all such reasonable actions as may be necessary to maintain its eligibility to use such form(s).

   d. EXPENSES. In connection with any registration statement pursuant to this section and whether or not the sale of the shares is consummated, each selling Michael Shareholder will pay: (i) a pro rata portion of the aggregate registration expenses and other expenses incurred by Michael Minnesota in connection with the registration of the sale of the shares and the sale of the shares offered based on the number of such Michael Shareholder's(') registrable securities included in the registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time, (ii) a pro rata portion (based on the number of such Michael Shareholder's registrable securities included in the registration statement at the time the registration statement is filed with the SEC relative to the total number of securities covered by such registration statement at such time) of the aggregate fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including liability insurance if Michael Minnesota so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration; (iii) the fees and disbursements of counsel to Michael Shareholder(s); and (iv) all underwriting discounts and commissions and transfer taxes, if any, applicable to shares of registrable securities to be sold on behalf of Michael Shareholder(s). All such amounts shall be due and payable at the request of Michael Minnesota at the closing of any underwritten offering, the effective date of the registration statement in the case of a non-underwritten offering or upon abandonment of the registration.

   e. COMPLETION. A registration requested pursuant to this section will not be deemed to have been effected unless it has become effective under the Securities Act, provided that, if within 180 days after it has become effective the offering of registrable securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.


   f. SELECTION OF UNDERWRITER AND INVESTMENT MANAGER. If a requested registration pursuant to this section involves an underwritten offering, Michael Minnesota shall have the exclusive right to select an investment banker or bankers and managers to administer the offering. The offer or sale of Michael Minnesota shares to an underwriter in a registered public offering shall not constitute a sale or offer to sell the shares for purposes of Section 3(a) or 3(b).

   g. REGISTRATION. If and whenever Michael Minnesota is required to use its reasonable efforts to cause the registration of any registrable securities under the Securities Act as provided in this agreement, Michael Minnesota will, as expeditiously as reasonably possible: (i) prepare and file with the SEC a registration statement with respect to such registrable securities and use its best efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the registrable securities registered by the Michael Shareholder(s) hereunder, keep such registration statement effective for one hundred eighty (180) days; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish to each Michael Shareholder seeking registration hereunder such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), and such other documents as each such Michael Shareholder may reasonably request in order to facilitate the disposition of the registrable securities by such seller but only while it shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its reasonable efforts to register or qualify such registrable securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers shall reasonably request, except that Michael Minnesota shall not, for any purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction; (v) use its reasonable efforts to list the securities being registered on the National Association of Securities
Dealers, Inc. National Market System ("NASDAQ-NMS"), if such registrable securities are not already so listed.

   h. INFORMATION. Michael Minnesota may require each selling Michael Shareholder to furnish it with such information regarding such selling Michael Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Michael Minnesota may from time to time reasonably request in writing.

   i. UNDERWRITING AGREEMENT. The selling Michael Shareholders shall execute and deliver an underwriting agreement in customary form in connection with any underwritten offering made pursuant to a registration hereunder.

   10. INDEMNIFICATION AND CONTRIBUTION. As a condition to the registration of registrable securities of the Michael Shareholders pursuant to this agreement, Michael Minnesota may require the selling Michael Shareholders to enter into an Indemnification and Contribution Agreement with respect to claims or liabilities arising under the Securities Act or the Securities Exchange Act of 1934 as a result of the representations and warranties made by the selling Michael Shareholder(s) in connection with their offer or sale of the registrable securities. Such agreement shall be in customary form and shall contain mutual cross indemnity and contribution provisions.

   11.    GENERAL PROVISIONS.

   a. GOVERNING LAW. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Minnesota without giving effect to any conflicts of law provisions.

   b. REMEDIES. Michael Minnesota, on the one hand, and the Michael Shareholders, on the other, acknowledges and agrees that the other would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this agreement of such party were not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, any party will have the right to an injunction or other equitable relief (including specific performance) in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof. All rights, powers and remedies provided under this agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative. Notwithstanding the foregoing, Michael Minnesota hereby acknowledges and agrees that, from the date hereof until and including the Effective Date, it shall not be entitled hereunder to any claim for money damages against the Michael Shareholder, it being the intention of the parties hereto that any claim for damages arising out of a failure of the Merger to become effective shall be limited to the damages specified in Section 8.2(a) of the Merger Agreement, which such damages shall be payable by North Star Universal, Inc., a Minnesota corporation which is a constituent party to the proposed Merger.

   c. NOTICES. All notices, demands, requests, certificates or other communications under this Agreement and all legal processes in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service guaranteeing next Business Day delivery, addressed as follows:

   If to North Star Universal, Inc.:         Michael Foods, Inc.
                    5353 Wayzata Boulevard
                    324 Park National Bank Building
                    Minneapolis, Minnesota  55416
                    Attention: President

   If to the Michael Shareholders:           Jeffrey J. Michael
                    5745 Seven Oaks Court
                    Minnetonka, Minnesota  55345

   d. SEVERABILITY. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this agreement.

   e. AMENDMENTS. This agreement may be amended only by an agreement in writing signed by all of the parties hereto.

   f. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this agreement.

   g. COUNTERPARTS. This agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which when taken together shall be one and the same statement.

   h. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that a Michael Shareholder may not assign any of his rights or obligations hereunder to any person without the prior written consent of Michael Minnesota. Notwithstanding the foregoing, the consent of Michael Minnesota shall not be required in connection with the assignment of this agreement to the estate of a Michael Shareholder.

   IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this agreement, all as of the day and year first above written.

                NORTH STAR UNIVERSAL, INC.



                By: ____________________________
                    Its: _______________________

                4J2R1C, A LIMITED PARTNERSHIP



                By: ______________________________
                    A General Partner

                3J2R, A LIMITED PARTNERSHIP



                By: ________________________________
                    A General Partner

                ____________________________________
                JAMES H. MICHAEL

                ___________________________________
                JEFFREY J. MICHAEL